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                                                                      Exhibit 10






                                      AGREEMENT

                                     DATED AS OF

                                   AUGUST 31, 1998

                                     BY AND AMONG

                                 TMP WORLDWIDE INC.,

                                   TASA HOLDING AG

                                       AND THE

                                   SHAREHOLDERS OF
                             TASA HOLDING AG NAMED HEREIN


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                                  TABLE OF CONTENTS


                                                                            Page

                                      ARTICLE I

                                  PURCHASE AND SALE. . . . . . . . . . . . .   1
     Section 1.01.  Purchase and Sale. . . . . . . . . . . . . . . . . . . .   1
     Section 1.02.  Release of Escrowed Shares . . . . . . . . . . . . . . .   2
     Section 1.03.  Closing. . . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 1.04.  Adjustments to the Stock Consideration . . . . . . . . .   3

                                      ARTICLE II

                          REPRESENTATIONS AND WARRANTIES OF
                              TASA AND THE SHAREHOLDERS. . . . . . . . . . .   3
     Section 2.01.  Organization, Etc. . . . . . . . . . . . . . . . . . . .   3
     Section 2.02.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . .   3
     Section 2.03.  Capitalization . . . . . . . . . . . . . . . . . . . . .   4
     Section 2.04.  Authorization. . . . . . . . . . . . . . . . . . . . . .   5
     Section 2.05.  No Violation . . . . . . . . . . . . . . . . . . . . . .   5
     Section 2.06.  Approvals. . . . . . . . . . . . . . . . . . . . . . . .   6
     Section 2.07.  Financial Statements and Other Information . . . . . . .   6
     Section 2.08.  Accounting Matters . . . . . . . . . . . . . . . . . . .   7
     Section 2.09.  No Undisclosed Liabilities . . . . . . . . . . . . . . .   8
     Section 2.10.  Corporate Action . . . . . . . . . . . . . . . . . . . .   8
     Section 2.11.  Events Subsequent to the Balance Sheet Date. . . . . . .   8
     Section 2.12.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Section 2.13.  Litigation . . . . . . . . . . . . . . . . . . . . . . .  12
     Section 2.14.  Compliance with Laws . . . . . . . . . . . . . . . . . .  12
     Section 2.15.  Title to Property. . . . . . . . . . . . . . . . . . . .  13
     Section 2.16.  Condition of Property and Related Matters. . . . . . . .  14
     Section 2.17.  Contracts. . . . . . . . . . . . . . . . . . . . . . . .  14
     Section 2.18.  Employee and Labor Matters and Plans . . . . . . . . . .  15
     Section 2.19.  Insurance Policies . . . . . . . . . . . . . . . . . . .  17
     Section 2.20.  Records. . . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 2.21.  Brokerage Fees . . . . . . . . . . . . . . . . . . . . .  18
     Section 2.22.  Customers. . . . . . . . . . . . . . . . . . . . . . . .  18
     Section 2.23.  Intellectual Properties. . . . . . . . . . . . . . . . .  18
     Section 2.24.  Licenses . . . . . . . . . . . . . . . . . . . . . . . .  19


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     Section 2.25.  No Illegal or Improper Transactions. . . . . . . . . . .  19
     Section 2.26.  Ownership of TMP Common Stock. . . . . . . . . . . . . .  19
     Section 2.27.  Restrictive Documents and Territorial Restrictions . . .  20
     Section 2.28.  Securities Act Matters . . . . . . . . . . . . . . . . .  20
     Section 2.29.  No Misleading Statements . . . . . . . . . . . . . . . .  22

                                     ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF TMP. . . . . . . .  22
     Section 3.01.  Organization, Etc. . . . . . . . . . . . . . . . . . . .  23
     Section 3.02.  Capitalization . . . . . . . . . . . . . . . . . . . . .  23
     Section 3.03.  Authorization. . . . . . . . . . . . . . . . . . . . . .  23
     Section 3.04.  No Violation . . . . . . . . . . . . . . . . . . . . . .  23
     Section 3.05.  Approvals. . . . . . . . . . . . . . . . . . . . . . . .  24
     Section 3.06.  SEC Filings. . . . . . . . . . . . . . . . . . . . . . .  24
     Section 3.07.  No Misleading Statements . . . . . . . . . . . . . . . .  24
     Section 3.08.  Sufficient Financial Resources . . . . . . . . . . . . .  25

                                      ARTICLE IV

                                  COVENANTS OF TASA
                                 AND THE SHAREHOLDERS. . . . . . . . . . . .  25
     Section 4.01.  Conduct of TASA and the TASA Subsidiaries. . . . . . . .  25
     Section 4.02.  Access to Records. . . . . . . . . . . . . . . . . . . .  27
     Section 4.03.  No Other Bids. . . . . . . . . . . . . . . . . . . . . .  28
     Section 4.04.  Maintenance of Business. . . . . . . . . . . . . . . . .  28
     Section 4.05.  Compliance with Obligations. . . . . . . . . . . . . . .  28
     Section 4.06.  Pretax Operating Profit. . . . . . . . . . . . . . . . .  29
     Section 4.07.  Shareholders . . . . . . . . . . . . . . . . . . . . . .  29

                                      ARTICLE V

                                   COVENANTS OF TMP. . . . . . . . . . . . .  29
     Section 5.01.  Access to Records. . . . . . . . . . . . . . . . . . . .  29
     Section 5.02.  Treasury Shares. . . . . . . . . . . . . . . . . . . . .  29
     Section 5.03.  General Meeting of Shareholders of TASA. . . . . . . . .  30

                                      ARTICLE VI

                     COVENANTS OF TASA, THE SHAREHOLDERS AND TMP . . . . . .  30
     Section 6.01.  Joint Transition Committee . . . . . . . . . . . . . . .  30


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     Section 6.02.  Advice of Changes. . . . . . . . . . . . . . . . . . . .  30
     Section 6.03.  Regulatory Approvals . . . . . . . . . . . . . . . . . .  31
     Section 6.04.  Actions Contrary to Stated Intent. . . . . . . . . . . .  31
     Section 6.05.  Certain Filings. . . . . . . . . . . . . . . . . . . . .  31
     Section 6.06.  Public Announcements . . . . . . . . . . . . . . . . . .  32
     Section 6.07.  Satisfaction of Conditions Precedent . . . . . . . . . .  32
     Section 6.08.  Confidentiality. . . . . . . . . . . . . . . . . . . . .  32
     Section 6.09.  Trading Prohibition. . . . . . . . . . . . . . . . . . .  32
     Section 6.10   Registration of Stock Consideration. . . . . . . . . . .  33
     Section 6.11.  Extraordinary General Meeting of Shareholders. . . . . .  34

                                     ARTICLE VII

                                CONDITIONS OF CLOSING. . . . . . . . . . . .  34
     Section 7.01.  Conditions to  All Parties' Obligations. . . . . . . . .  34
     Section 7.02.  Conditions to the Obligations of TMP to Effect the
          Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
          (a)  Accuracy of Representations and Warranties. . . . . . . . . .  35
          (b)  Covenants and Agreements. . . . . . . . . . . . . . . . . . .  35
          (c)  Consents. . . . . . . . . . . . . . . . . . . . . . . . . . .  35
          (d)  Opinions of Counsel . . . . . . . . . . . . . . . . . . . . .  35
          (e)  Certificates of TASA. . . . . . . . . . . . . . . . . . . . .  35
          (f)  No Adverse Decision . . . . . . . . . . . . . . . . . . . . .  35
          (g)  Proceedings; Receipt of Documents . . . . . . . . . . . . . .  36
          (h)  Adverse Change. . . . . . . . . . . . . . . . . . . . . . . .  36
          (i)  Letters from Accountants. . . . . . . . . . . . . . . . . . .  36
          (j)  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . .  36
          (k)  Non-Compete/Non-Solicitation Agreements . . . . . . . . . . .  36
          (l)  Escrow Agreement. . . . . . . . . . . . . . . . . . . . . . .  36
     Section 7.03.  Conditions to the Obligations of TASA and the
          Shareholders to Effect the Acquisition . . . . . . . . . . . . . .  37
          (a)  Accuracy of Representations and Warranties. . . . . . . . . .  37
          (b)  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . .  37
          (c)  Certificate of TMP. . . . . . . . . . . . . . . . . . . . . .  37
          (d)  Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . .  37
          (e)  Adverse Change. . . . . . . . . . . . . . . . . . . . . . . .  37
          (f)  Non-Compete/Non-Solicitation Agreements . . . . . . . . . . .  37
          (g)  Escrow Agreement. . . . . . . . . . . . . . . . . . . . . . .  37
          (h)  Reorganization Representations. . . . . . . . . . . . . . . .  38


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                                     ARTICLE VIII

                         TERMINATION, AMENDMENTS AND WAIVERS . . . . . . . .  38
     Section 8.01.  Termination. . . . . . . . . . . . . . . . . . . . . . .  38
     Section 8.02.  Effect of Termination. . . . . . . . . . . . . . . . . .  39
     Section 8.03.  Amendment. . . . . . . . . . . . . . . . . . . . . . . .  39
     Section 8.04.  Waiver . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                      ARTICLE IX

                                   INDEMNIFICATION . . . . . . . . . . . . .  39
     Section 9.01.  Indemnification by the Shareholders. . . . . . . . . . .  39
     Section 9.02.  Indemnification by TMP . . . . . . . . . . . . . . . . .  40
     Section 9.03.  Brokerage Fees . . . . . . . . . . . . . . . . . . . . .  40
     Section 9.04.  Limitations. . . . . . . . . . . . . . . . . . . . . . .  41
     Section 9.05   Notice and Defense of Claims . . . . . . . . . . . . . .  41
     Section 9.06.  Non-Exclusive Remedy . . . . . . . . . . . . . . . . . .  42
     Section 9.07.  Survival of Representations and Warranties . . . . . . .  42
     Section 9.08   Reimbursement. . . . . . . . . . . . . . . . . . . . . .  42
     Section 9.09.  Offset . . . . . . . . . . . . . . . . . . . . . . . . .  43
     Section 9.10.  Arbitration. . . . . . . . . . . . . . . . . . . . . . .  43

                                      ARTICLE X

                                     DEFINITIONS . . . . . . . . . . . . . .  43

                                      ARTICLE XI

                                  GENERAL PROVISIONS . . . . . . . . . . . .  49
     Section 11.01. Taking of Necessary Action; Specific Performance . . . .  49
     Section 11.02. Effect of Due Diligence. . . . . . . . . . . . . . . . .  49
     Section 11.03. Expenses . . . . . . . . . . . . . . . . . . . . . . . .  49
     Section 11.04. Successors and Assigns . . . . . . . . . . . . . . . . .  49
     Section 11.05. Entire Agreement . . . . . . . . . . . . . . . . . . . .  49
     Section 11.06. Notices. . . . . . . . . . . . . . . . . . . . . . . . .  50
     Section 11.07. Applicable  Law. . . . . . . . . . . . . . . . . . . . .  50
     Section 11.08. Counterparts . . . . . . . . . . . . . . . . . . . . . .  50
     Section 11.09. Headings . . . . . . . . . . . . . . . . . . . . . . . .  50


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                                      AGREEMENT


     AGREEMENT, dated as of August 31, 1998 (this "AGREEMENT"), by and among TMP Worldwide Inc., a Delaware corporation ("TMP"), TASA HOLDING AG, a Swiss corporation ("TASA"), and the shareholders of TASA set forth on Schedule A attached hereto (the "SHAREHOLDERS"). Capitalized terms used in this Agreement are defined in Article X.


                                   R E C I T A L S:

          A. The respective Boards of Directors of TMP and TASA and the respective individual Shareholders have each determined to engage in the transactions contemplated hereby, pursuant to which TMP will purchase from the Shareholders set forth on Exhibit A hereto, all of the outstanding capital stock of TASA, in consideration for the issuance to the Shareholders of an aggregate of 1,703,894 unregistered shares of Common Stock, par value $.001 per share, of TMP ("TMP COMMON STOCK"), subject to the terms and conditions set forth herein (the "ACQUISITION").

          B. The Boards of Directors of TMP and TASA and the Shareholders have each approved the Acquisition.

     NOW, THEREFORE, in consideration of the premises, the representations, warranties and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, TMP and TASA and the Shareholders hereby agree as follows:


                                      ARTICLE I

                                  PURCHASE AND SALE

     SECTION 1.01. PURCHASE AND SALE. At the Closing and subject to and upon the terms and conditions of this Agreement, the Shareholders shall sell, transfer and deliver to TMP, and TMP shall purchase and acquire from the Shareholders set forth on Exhibit A hereto, all of their respective right, title and interest in and to all of the outstanding shares of capital stock of TASA, free and clear of all Liens (other than restrictions imposed by United States, state and foreign securities laws), all in consideration for the sale, transfer and delivery by TMP to the Shareholders of 1,703,894 unregistered shares of TMP Common Stock (the "Stock Consideration"), 1,668,179 of such shares (the "Closing Shares") to be issued at Closing (as defined herein) and the remaining 35,715 shares (the "Escrowed Shares") to be held in an escrow account until the Escrow Release Date (as defined herein). In the event that at any time Andrew J. McKelvey, his immediate family and/or his or their respective beneficiaries cease to own at least 30% in the aggregate of the combined voting power of TMP's outstanding capital stock, voting as a single class, prior to the Escrow Release Date, the Escrowed Shares shall immediately become released from escrow.

     SECTION 1.02. RELEASE OF ESCROWED SHARES.   The Escrowed Shares shall be
held pursuant to an Escrow Agreement between TMP, Janvey, Gordon, Herlands, Randolph, Rosenberg & Cox LLP, and the Shareholders, substantially in the form of Exhibit 1.02 hereto (the "Escrow Agreement"). The Escrowed Shares shall be released to the Shareholders in accordance with the terms of the Escrow Agreement at such time as the obligations of TASA and the Shareholders pursuant to Article IX shall terminate (the "Escrow Release Date").

     SECTION 1.03. CLOSING.

     (a) Subject to the provisions of Article VII hereof, the closing (the "CLOSING") of the Acquisition shall take place at 10:00 a.m., New York time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, no later than the second Business Day after satisfaction of the latest to occur of the conditions set forth in Article VII hereof (other than the delivery of the officers' certificates and opinions referred to therein and other than any conditions which are waived in accordance with said Article) or such other time, place or date as TMP and TASA may mutually agree. Failure to consummate the transactions provided for in this Agreement on the date and time selected pursuant to this Section 1.03(a) shall not, except as permitted by Article VIII hereof, result in the termination of this Agreement and shall not relieve any party to this Agreement of any obligation hereunder.

     (b) At the Closing, each Shareholder shall deliver to TMP a certificate in the form of Exhibit 1.03(b) hereto, evidencing the assignment and transfer to TMP of the shares of TASA held by each such Shareholder.


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     (c)  At the Closing, TMP shall deliver to the Shareholders the Closing
Shares and to the escrow agent, the Escrowed Shares. The proportion of the Closing Shares to be allocated to each Shareholder at the Closing and the proportion of the Escrowed Shares to be allocated to each Shareholder on the Escrow Release Date is set forth on Schedule A hereto. The certificates representing the Closing Shares will be delivered to each Shareholder at its address set forth in Section 11.06 or to such other address as the Shareholder shall advise TMP in writing. TMP Holdings shall not be required to issue fractional shares of TMP Common Stock, but cash shall be paid in lieu thereof on the basis of the ratio that the applicable fraction bears to $28.00.

     SECTION 1.04. ADJUSTMENTS TO THE STOCK CONSIDERATION.

     Notwithstanding anything to the contrary contained herein, as soon as practicable and in any event no later than five days prior to the Closing, TASA shall deliver to TMP an unaudited balance sheet for TASA as of July 31, 1998 (the "CLOSING BALANCE SHEET"). The Closing Balance Sheet shall be prepared on the same basis as the TASA Balance Sheet, and include all normal and recurring adjustments necessary for a fair presentation of the information set forth therein. The value of the Stock Consideration shall be adjusted downward, on a dollar for dollar basis, if the shareholders' equity, as shown on the Closing Balance Sheet, is less than the shareholders' equity as shown on the TASA Balance Sheet.


                                      ARTICLE II

                          REPRESENTATIONS AND WARRANTIES OF
                              TASA AND THE SHAREHOLDERS

     Except as set forth (by reference to the applicable Section of this Agreement) in the disclosure schedule previously delivered to TMP (the "TASA DISCLOSURE SCHEDULE"), TASA and each Shareholder, jointly and severally, hereby represent and warrant to TMP as follows:

     SECTION 2.01. ORGANIZATION, ETC. TASA is a corporation duly organized, validly existing and in good standing under the laws of Switzerland and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. TASA is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing

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necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect, all of which jurisdictions are set forth on the TASA Disclosure Schedule. TASA has heretofore delivered to TMP true and correct copies of its Memorandum and Articles of Association (or analogous organizational documents) as in effect on the date hereof. TASA has all requisite corporate power and authority to enter into this Agreement and each of the other agreements contemplated hereby, to carry out its obligations under this Agreement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby.

     SECTION 2.02. SUBSIDIARIES. The TASA Disclosure Schedule contains a list of all TASA Subsidiaries and indicates for each TASA Subsidiary: (a) the percentage and type of equity securities of or other interest in the TASA Subsidiary owned or controlled by TASA; (b) the identity of any other beneficial or record owner of any such TASA Subsidiary and the percentage and type of such ownership; (c) the jurisdiction of incorporation or organization; (d) each jurisdiction in which it is qualified or licensed to conduct its business; and
(e) in the case of any joint venture, the identity of each other joint venture partner. TASA is the direct or indirect owner, beneficially and of record, of all such equity securities or other interests listed as being owned by it, free and clear of all Liens. The TASA Subsidiaries constitute all of the Subsidiaries of TASA. All the outstanding shares of stock of each such TASA Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in the Tasa Disclosure Schedule, there are no options, warrants, calls, rights, commitments, preemptive rights or agreements of any character to which any such TASA Subsidiary, any of the Shareholders or TASA is a party or by which any such party is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional equity or other ownership interests of such TASA Subsidiary or any securities or obligations convertible into or exchangeable for such interests, or to grant, extend or enter into any such option, warrant, call, right, commitment, preemptive right or agreement. Each TASA Subsidiary that is a corporation is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted. Each TASA Subsidiary that is not a corporation is duly organized under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted. A true and correct copy of the Memorandum and Articles of Association (or analogous organizational documents) of each Significant TASA Subsidiary as in effect on the date hereof have been provided to TMP. Each of the TASA Subsidiaries is duly qualified or licensed to conduct its business and is in good standing in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect. The TASA Disclosure Schedule contains a list of all Subsidiaries (other than the TASA Subsidiaries), partnerships, joint ventures and other entities in which TASA has, directly or indirectly, any legal or beneficial interest, specifying in detail the amount and nature of such interest.

     SECTION 2.03. CAPITALIZATION. The issued and outstanding capital stock of TASA is as set forth on the TASA Disclosure Schedule. All of the issued and outstanding shares of TASA are owned, of record and beneficially, by the Shareholders as set forth in the TASA Disclosure Schedule. No Person other than the Shareholders is or will be entitled to receive any payment with respect to the capital stock of TASA. Except as set forth on the TASA Disclosure Schedule, there are no shares of common stock of TASA held as treasury shares. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of TASA are as set forth in TASA's Memorandum of Association (or analogous organizational documents), and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. All outstanding shares of capital stock of TASA, all of which are uncertificated, have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding securities of TASA were issued in compliance with all applicable securities laws. None of the outstanding securities has been issued in violation of any pre-emptive rights, rights of first refusal or similar rights. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character to which TASA is a party or by which TASA or any of the Shareholders is bound, obligating any of them to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of TASA's capital stock or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no outstanding obligations, contingent or other, of TASA to purchase, redeem or otherwise acquire any shares of its capital stock. There are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend or other rights with respect to any of TASA's capital stock. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character to which TASA is a party or by which TASA is bound, obligating TASA to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, any shares of the TASA

Subsidiaries' Common Stock owned by it or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. The Shareholders have, and upon transfer of the shares of Common Stock of TASA at the Closing, TMP will have, good and marketable title to all of the issued and outstanding shares of the Common Stock of TASA except as set forth in the TASA Disclosure Schedule, free and clear of any Liens (other than restrictions imposed by United States, state and foreign securities laws).

     SECTION 2.04. AUTHORIZATION. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by TASA of its obligations hereunder have been duly authorized by all necessary corporate action on the part of TASA. This Agreement has been duly executed and delivered by TASA and each of the Shareholders and constitutes the legal, valid and binding obligation of each of them enforceable against each of them in accordance with its terms. TASA and each TASA Subsidiary are in compliance with all applicable laws, rules or regulations relating to or affecting the operation, conduct or ownership of their respective property or business, other than violations that individually or in the aggregate would not, and insofar as may reasonably be foreseen in the future will not, have a Material Adverse Effect.

     SECTION 2.05. NO VIOLATION. The execution and delivery of this Agreement by TASA and each of the Shareholders do not, and the consummation by each of them of the transactions contemplated hereby, and compliance with the terms hereof will not, (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of TASA's Memorandum and Articles of Association (or analogous organizational documents); (b) conflict with, or result in any violation of or default or loss of any benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which TASA or any TASA Subsidiary or any of the Shareholders is a party or to which any of their respective property is subject; (c) conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which TASA or any TASA Subsidiary is a party or to which any of their respective property is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any lien, charge or encumbrance upon any of the assets or properties of TASA or any TASA Subsidiary, or give rise to a right of termination under any TASA Contract; or (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any TASA License.

     SECTION 2.06. APPROVALS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of TASA and the Shareholders will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which TASA, the TASA Subsidiaries or any of the Shareholders is a party or to which any of their properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the performance by each of them of its respective obligations hereunder, other than the approval of the Board of Managers of the TASA Partnership and the Board of Directors of TASA, each with regard to the transfer of the shares of TASA Common Stock to TMP.

     SECTION 2.07. FINANCIAL STATEMENTS AND OTHER INFORMATION.

     (a) TASA has delivered to TMP (i) true, correct and complete copies of TASA's audited consolidated balance sheets as of December 31, 1997, 1996 and 1995, and the related statements of operations (together with the auditors' reports thereon) for the years ended December 31, 1997, 1996 and 1995, together with notes to such financial statements (the "AUDITED FINANCIAL STATEMENTS") and
(ii) true, correct and complete copies of TASA's unaudited combined and combining balance sheets as at June 30, 1998, and the related statements of operations for the six months ended June 30, 1998 and 1997 (the "INTERIM FINANCIAL STATEMENTS"). The Audited Financial Statements and Interim Financial Statements are herein collectively referred to as the "FINANCIAL STATEMENTS".

     (b) The Financial Statements are true, correct and complete in all material respects, are in accordance with the books and records of TASA and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, and the balance sheets included therein present fairly as of their respective dates the financial condition of TASA (subject, in the case of Interim Financial Statements, to non-material year-end adjustments that may be required upon audit, which adjustments will not have a Material Adverse Effect on such financial statements). All material liabilities and obligations, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of such Financial Statements have been disclosed in the balance sheets included in the Financial Statements or in notes to the Financial Statements to the extent such liabilities were required, under generally accepted accounting principles, to be so disclosed. The statements of operations, accumulated deficit and cash flows included in the Financial Statements present fairly the results of operations, accumulated deficit and cash flows of TASA for the periods indicated (subject, in the case of Interim Financial Statements, to year-end adjustments that may be required upon audit, which adjustments will not have a Material Adverse Effect on such financial statements), and the notes included in the Financial Statements present fairly the information purported to be shown thereby. The statements of operations included in the consolidated Financial Statements of TASA do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly specified therein. All amounts billed to customers and clients of the TASA Subsidiaries reflected in the consolidated Financial Statements are for executive search services and collateral activities relating thereto and not for any other business.

     (c) Since the Balance Sheet Date there has been (i) no Material Adverse Change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or, to the best knowledge of TASA and each of the Shareholders, prospects, of TASA or the TASA Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or otherwise,
(ii) no adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of any of them except in the ordinary course of business; and, to the best knowledge of TASA and the Shareholders, no fact or condition exists or is contemplated or threatened which could reasonably be anticipated to cause such a change in the future and (iii) no decreases in revenue or operating income. There has been no Material Adverse Change since the Balance Sheet Date in the amount of accounts receivable (or the allowance with respect thereto) or accounts payable of TASA from that reflected in the June 30, 1998 balance sheet.

     SECTION 2.08. ACCOUNTING MATTERS. Neither TASA nor any TASA Subsidiary nor, to the best knowledge of TASA, any of TASA's directors or officers, has taken any action or is aware of any facts or circumstances in respect of TASA, any TASA Subsidiary or their respective accounting procedures which would have the effect of precluding accounting for the transactions contemplated by this Agreement as a "pooling of interests" in accordance with Accounting Principles Board Opinion No. 16, the interpretive releases thereto and the relevant pronouncements of the United States Securities and Exchange Commission. No Shareholder has in any way reduced their respective risk or committed to reduce their respective risk with respect to either the shares of TASA Common Stock held by such Shareholder or the

TMP Common Stock to be acquired by such Shareholder hereunder, whether by entering into a put, collar, option or other arrangement.

     SECTION 2.09. NO UNDISCLOSED LIABILITIES. Except as set forth in the notes to the Financial Statements or on the TASA Disclosure Schedule, the liabilities on the latest balance sheet included in the Financial Statements consist solely of accrued obligations and liabilities incurred by TASA in the ordinary course of its business to Persons which are not Affiliates of TASA or any of the Shareholders. There are no liabilities of TASA or the TASA Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable or otherwise, including without limitation documentary or standby letters of credit, bid or performance bonds, or customer or third party guarantees, and no existing condition, situation or set of circumstances that could reasonably result in such a liability, other than (i) liabilities disclosed in the Financial Statements, and
(ii) liabilities which have arisen after the Balance Sheet Date in the ordinary course of business and consistent with past practice (none of which is a liability for breach of contract, breach of warranty (other than chargebacks incurred in the ordinary course of business and consistent with past practice), tort, infringement claim or lawsuit) which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There are no asserted claims for indemnification by any Person against TASA or any TASA Subsidiary under any law or agreement or pursuant to the Memorandum and Articles of Association (or analogous organizational documents) of TASA or any TASA Subsidiary and TASA is not aware of any facts or circumstances that might reasonably give rise to the assertion of such a claim against TASA or any TASA Subsidiary.

     SECTION 2.10. CORPORATE ACTION. All corporate action of the Board of Directors of TASA and of the Shareholders taken on or prior to the date hereof has been duly authorized, adopted or ratified in accordance with applicable law and TASA's or such TASA Subsidiary's Memorandum and Articles of Association (or analogous organizational documents) and has been duly recorded in its respective corporate (or equivalent) minute books (which have been made available for inspection by TMP).

     SECTION 2.11. EVENTS SUBSEQUENT TO THE BALANCE SHEET DATE. Since the Balance Sheet Date, neither TASA nor any TASA Subsidiary has (a) issued any stock, bond or other corporate security (including without limitation securities convertible into or rights to acquire capital stock of any of them), (b) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred, liabilities under contracts entered into, borrowings under the banking facilities disclosed on the TASA Disclosure Schedule and liabilities in respect of letters of credit issued under such banking facilities, all of which were in the ordinary course of business, (c) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the most recent balance sheet included in the Financial Statements and current liabilities incurred since the Balance Sheet Date in the ordinary course of business, (d) except as disclosed in the TASA Disclosure Schedule, declared or made any payment or distribution to shareholders or purchased or redeemed any shares of its capital stock or other securities, (e) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (f) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim, (g) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (h) suffered any loss of property in excess of $25,000 in the aggregate or waived any right of substantial value whether or not in the ordinary course of business, (i) suffered any adverse change in its relations with, or any loss or threatened loss of, any of its suppliers, or its customers disclosed pursuant to Section 2.22, (j)(i) granted any severance or termination pay to any of its directors, officers or employees, (ii) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) or arrangement with any of its directors, officers or employees, (iii) increased any benefits payable under any existing severance or termination pay policies or employment agreements, or
(iv) increased the compensation, bonus or other benefits payable to any of its directors or officers or, other than in the ordinary course of business and consistent with past practice, employees, (k) made any material change in the manner of its business or operations, (l) made any material change in any method of accounting or accounting practice, except for any such change required by reason of a concurrent change in generally accepted accounting principles or disclosed in the Financial Statements, (m) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (n) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     SECTION 2.12. TAXES. Except as set forth on Schedule 2.12 of the TASA Disclosure Schedule:

     (a) All Tax Returns required to be filed by or on behalf of TASA or any TASA Subsidiary have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects.

     (b) All Taxes payable by or on behalf of TASA and the TASA Subsidiaries or in respect of their respective income, assets or operations (including interest and penalties) have been fully and timely paid, and adequate reserves or accruals for Taxes have been provided in the Closing Balance Sheet with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing.

     (c) Neither TASA nor any of the TASA Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

     (d) TASA and the TASA Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

     (e) TMP has received complete copies of (A) all U.S. federal and foreign income or franchise Tax Returns of TASA and the TASA Subsidiaries relating to the taxable periods since December 31, 1995 and (B) any audit report issued within the last three years relating to Taxes due from or with respect to TASA, the TASA Subsidiaries, their respective income, assets or operations. All income and franchise Tax Returns filed by or on behalf of TASA and the TASA Subsidiaries for the taxable years ended on the respective dates set forth on the TASA Disclosure Schedule have been examined by the relevant taxing authority or the statute of limitations with respect to such Tax Returns has expired.

     (f) The TASA Disclosure Schedule lists all material types of Taxes paid and material types of Tax Returns filed by or on behalf of TASA and the TASA Subsidiaries and indicates those Taxes with respect to which TASA or any TASA Subsidiary is or has been a member of an Affiliated Group for any Tax purpose. Except as set forth on the TASA Disclosure Schedule, no claim has been made by a taxing authority in a jurisdiction where TASA or any TASA Subsidiary does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

     (g) All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including TASA and/or the TASA Subsidiaries have been fully paid, and there are no other audits or investigations by any taxing authority or proceedings in progress, nor have the Shareholders, TASA or any TASA Subsidiary received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a U.S. federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period. The results of any settlement and the necessary adjustments resulting therefrom are properly reflected in the Closing Balance Sheet.

     (h) Neither TASA, any TASA Subsidiary nor any other Person (including any of the Shareholders) on behalf of TASA has (A) filed a consent pursuant to
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by TASA or TASA Subsidiary, (B) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by TASA or any TASA Subsidiary or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of TASA or any TASA Subsidiary, or has otherwise taken any action that would have the effect of deferring any liability for Taxes from any taxable period ending on or before the Closing to any taxable period ending thereafter, (C) executed or entered into closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to TASA or any TASA Subsidiary, or (D) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

     (i) No property owned by TASA or any TASA Subsidiary is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
(ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

     (j) Neither TASA nor any TASA Subsidiary is a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

     (k) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by TMP or any of its Affiliates by reason of
Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

     (l) TASA and each TASA Subsidiary has substantial authority for the treatment of or has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662(d) of the Code.

     (m) Neither TASA nor any TASA Subsidiary is subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

     (n) There are no liens as a result of any unpaid Taxes upon any of the assets of TASA or any TASA Subsidiary.

     (o) All material Tax elections of TASA and the TASA Subsidiaries are clearly set forth in the Tax Returns described in Section 2.12(e)(A). Neither TASA nor any TASA Subsidiary have elections in effect for U.S. federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of
the Code.

     (p) Other than the Affiliated Group of which TASA is the parent and each of TASA and the TASA Subsidiaries are currently members, neither TASA nor any TASA Subsidiary has ever been a member of any Affiliated Group of corporations for any Tax purposes. Neither TASA nor TASA owns any interest in any entity that is treated as a partnership for U.S. federal income tax purposes or would be treated as a pass-through or transparent entity for any tax purpose.

     (q) Neither TASA nor any Tasa Subsidiary is a United States Real Property Holding Corporation ("USRPHC") within the meaning of Section 897 of the Code and neither was a USRPHC on any "determination date" (as defined in Section 1.897-2(c) of the Treasury regulations under the Code) that occurred in the five year period preceding the Closing.

     (r) Neither TASA nor any TASA Subsidiary has any application pending with any taxing authority requesting permission for any changes in accounting methods.

     (s) Neither TASA nor any TASA Subsidiary has filed an election pursuant to Revenue Procedure 95-11, 1995-1 C.B. 505 or under Treasury regulation Section 1.1502-75(c) or any similar provision of foreign, national, international, state or local law.

     SECTION 2.13. LITIGATION. Except as disclosed in the TASA Disclosure Schedule, there is no action, suit, investigation, arbitration or proceeding pending or, to the best knowledge of TASA and the Shareholders, threatened against or affecting TASA and the TASA Subsidiaries or any of their respective properties or rights (including without limitation no charge of patent and/or trademark infringement), by or before any Governmental Entity, or any basis in fact therefor known to TASA and the Shareholders, against or involving TASA and the TASA Subsidiaries or any of their respective officers, directors or employees (in their capacity as such), assets, business or products, whether at law or in equity. With respect to each litigation or claim described in the TASA Disclosure Schedule, copies of all pleadings, filings, correspondence with opposing parties and their counsel, opinions of counsel, results of studies, judgments, orders, attachments, impositions of or recordings of Liens and other documents have been furnished to TMP. Neither TASA nor any TASA Subsidiary nor any Shareholder has received any written opinion or memorandum of legal advice from legal counsel to the effect that any of them is exposed to any liability for a potential litigation or claim which may have a Material Adverse Effect. Except as disclosed in the TASA Disclosure Schedule, TASA is not engaged in any legal action to recover monies due it or for damages sustained by it.

     SECTION 2.14. COMPLIANCE WITH LAWS. The business of TASA and the TASA Subsidiaries has not been conducted in violation of any law or any ordinance or regulation of any Governmental Entity, except for violations that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a Material Adverse Effect. No investigation or review by any Governmental Entity (including without limitation any audit or similar review by any foreign, state or local taxing authority) with respect to TASA and the TASA Subsidiaries is pending or, to TASA's and the Shareholders' best knowledge, threatened, nor has any Governmental Entity indicated in writing to TASA or the TASA Subsidiaries an intention to conduct the same. TASA nor, to the best of its knowledge, any director, officer, consultant or employee of TASA and the TASA Subsidiaries (in their capacity as such), is in default with respect to any order, writ, injunction or decree known to or served upon TASA or any of the TASA Subsidiaries of any Governmental Entity or Regulatory Authority, which default would have a Material Adverse Effect. There is no existing law, rule, regulation or order, whether Federal, state, local or foreign, which would prohibit or materially restrict TASA or any of the TASA Subsidiaries from, or otherwise materially adversely affecting them in, conducting their business in any jurisdiction in which they now conduct business or in which they currently propose to conduct business. TASA and the TASA Subsidiaries are in compliance with all applicable Environmental Laws.

     SECTION 2.15.  TITLE TO PROPERTY.

     (a) TASA and the TASA Subsidiaries do not own any real property. The TASA Disclosure Schedule identifies all of the rights and interests in leasehold estates owned by TASA and the TASA Subsidiaries as of the date hereof, and the nature and amount of its respective interest therein. TASA and the TASA Subsidiaries have valid, subsisting and enforceable leases to all leasehold estates identified and reflected in the TASA Disclosure Schedule (with such exceptions as are, individually or in the aggregate, not material and do not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such properties) and either good and marketable title or rights as lessee to all personalty of any kind or nature owned or used by TASA and the TASA Subsidiaries in their respective business, in each case free and clear of all Liens, encumbrances or claims whatsoever, except for (i) Liens, encumbrances, defects or irregularities of title identified on the TASA Disclosure Schedule which, individually or in the aggregate, do not detract from or materially interfere with the present or reasonably foreseeable use or value of the properties subject thereto, and (ii) Liens for non-delinquent ad valorem taxes and non-delinquent statutory liens arising other than by reason of default by TASA or any of the TASA Subsidiaries. TASA or the TASA Subsidiaries as lessee have the right under valid leases to occupy, use, possess and control all property leased by them as now occupied, used, possessed and controlled by them. The assets and properties owned or leased by TASA and the TASA Subsidiaries are sufficient to operate and conduct their business in a manner consistent with at least the same standards of quality and reliability as have been achieved as of the date hereof. At the Closing, TASA and the TASA Subsidiaries will own, free and clear of all Liens, encumbrances or claims whatsoever, other than those permitted or disclosed hereunder, all the assets (including without limitation all cash) included in the June 30, 1998 balance sheet included in the Interim Financial Statements and all assets acquired since that date, other than assets disposed of in the ordinary course of business.

     (b) Each lease or agreement under which TASA or any TASA Subsidiary is a lessee or lessor of any property, real or personal, is a valid and binding agreement of such Person and, to the best knowledge of TASA, the other party thereto (in each case with such exceptions as are, individually or in the aggregate, not material and do not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such properties by TASA), without any default by TASA and the TASA Subsidiaries thereunder and, to the best knowledge of TASA, without any default thereunder by any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by TASA or any TASA Subsidiary under any such lease or agreement or, to the best knowledge of TASA and the TASA Subsidiaries by any other party thereto. TASA and the TASA Subsidiaries possession of such property has not been disturbed and no claim has been asserted in writing against TASA or any TASA Subsidiary adverse to its rights in such leasehold interests. Each Shareholder agrees that, in the event that such Shareholder leaves the employ of TASA or any TASA Subsidiary, such Shareholder shall be responsible personally for payments under any automobile leases entered into by TASA or any TASA Subsidiary on behalf of such Shareholder, if applicable.

     SECTION 2.16.  CONDITION OF PROPERTY AND RELATED MATTERS.

     (a) All buildings, structures, appurtenances and material items of machinery, equipment and other material tangible assets used by TASA and the TASA Subsidiaries are in good operating condition and repair, normal wear and tear excepted, are usable in the ordinary course of business, are adequate and suitable for the uses to which they are being put and conform in all material respects to all applicable laws, ordinances, codes, rules, regulations and authorizations relating to their construction, use and operation. None of their premises or equipment are in need of maintenance or repairs other than ordinary routine maintenance and repairs which are not material, individually or in the aggregate, in nature or cost.

     (b) All properties and tangible assets reflected in the latest balance sheet included in the Financial Statements have a fair market or realizable value at least equal to the value thereof as reflected therein.

     (c) The accounts receivable of all kinds of TASA and the TASA Subsidiaries, net of the allowance for doubtful accounts applicable thereto included in the latest balance sheet included in the Financial Statements, are collectible in full over the period of usual trade terms (by use of TASA's normal collection methods without resort to litigation or reference to a collection agency), and there do not exist any defenses, counterclaims and set-offs which would materially adversely affect such receivables, including fees returnable to the payor for unsuccessful placements, and all such receivables are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on TASA's books. TASA and the TASA Subsidiaries have fully performed all obligations with respect thereto which they were obligated to perform to the date hereof. TASA delivered to TMP an aging schedule for the accounts receivable as of June 30, 1998.

     SECTION 2.17.  CONTRACTS.

     (a) The TASA Disclosure Schedule contains a complete list of all currently effective written or oral (i) employment contracts, arrangements or policies (including without limitation any collective bargaining contract or union agreement) of TASA and the TASA Subsidiaries which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits);
(ii) leases, sales contracts and other agreements with respect to any property, real or personal, of TASA and the TASA Subsidiaries, except for leases of personal property involving less than $25,000 individually; (iii) contracts or commitments for capital expenditures or acquisitions in excess of $50,000 for one project or set of related projects; (iv) agreements, contracts, indentures or other instruments relating to the borrowing of money, or the guarantee of any obligation (third party or otherwise) for the borrowing of money; (v) contracts or agreements providing for any covenant not to compete by TASA and the TASA Subsidiaries or otherwise restricting in any way any of them engaging in any business activity (including a description of the businesses to which the covenant not to compete applies); (vi) contracts or agreements relating to consultancies, professional retentions, agency, sales or distributorship arrangements pertaining to TASA and the TASA Subsidiaries or their respective products or activities; (vii) contracts, agreements or commitments requiring TASA and the TASA Subsidiaries to indemnify or hold harmless any Person (other than purchase orders entered into in the ordinary course of business and consistent with past practice); (viii) all contracts with any customer or supplier listed on the TASA Disclosure Schedule pursuant to Section 2.23 hereto other than outstanding purchase orders in the ordinary course of business; and
(ix) contracts, agreements, arrangements or commitments, other than the foregoing, which could reasonably be considered material to the business of any member of TASA and the TASA Subsidiaries (all agreements, arrangements or commitments to which any of them is a party, whether or not listed on the TASA Disclosure Schedule, being hereinafter referred to as "TASA CONTRACTS"). True and correct copies of all the TASA Contracts listed on the TASA Disclosure Schedule have been furnished to TMP. All TASA Contracts are valid and binding in all material respects and TASA or the TASA Subsidiaries have duly performed their respective obligations thereunder in all material respects to the extent such obligations have accrued, and no breach or default thereunder by them or, to the best knowledge of TASA, any other party thereto has occurred that could impair the ability of TASA or the TASA Subsidiaries to enforce any material rights thereunder. There are no material liabilities of TASA or the TASA Subsidiaries or, to the best knowledge of TASA, any other party to any of the TASA Contracts arising from any breach of or default in any provision thereof, nor has there occurred any breach or default thereof by any of TASA or the TASA Subsidiaries which would permit the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any material asset(s) of any of them. There are no negotiations pending or in progress to revise any material terms of such TASA Contracts.

     SECTION 2.18.  EMPLOYEE AND LABOR MATTERS AND PLANS.

     (a) Except as set forth in this Section 2.18, neither TASA nor any of the TASA Subsidiaries has any Employee Plans.

     (b) The TASA Disclosure Schedule sets forth a description of TASA's vacation, medical and sick leave policies, copies of which have previously been delivered to TMP.

     (c) The consummation of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement.

     (d) The TASA Disclosure Schedule sets forth a complete and accurate list showing the names, the rate of compensation (and the portions thereof attributable to salary and bonuses, respectively) and location of all current employees of TASA and the TASA Subsidiaries that received, for the year ended December 31, 1997, or are expected to receive, during the year ending December 31, 1998, annual base salary or other compensation in excess of $100,000 (or the equivalent thereof in foreign currency). There are no covenants, agreements or restrictions to which TASA or the TASA Subsidiaries are a party, including but not limited to employee non-compete agreements, prohibiting, limiting or in any way restricting any officer or employee listed on the TASA Disclosure Schedule from engaging in any types of business activity in any location. To the best knowledge of TASA, no officer or employee listed on the TASA Disclosure Schedule, and no group of employees has any plans to terminate their employment. There has not been, and TASA does not anticipate, any adverse change in relations with employees as a result of the announcement of the transactions contemplated by this Agreement. TASA has not instituted any "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustments for any of its employees.

     (e) The TASA Disclosure Schedule sets forth by number and employment classification the approximate numbers of employees employed by each TASA Subsidiary as of the date of this Agreement, and, except as set forth therein, none of said employees are subject to union or collective bargaining agreements. There have been no audits of the equal employment opportunity practices of TASA or the TASA Subsidiaries and, to the best knowledge of TASA, no basis for such claim exists. There is no unfair labor practice charge or complaint against TASA or the TASA Subsidiaries pending before the National Labor Relations Board or similar foreign agency or strike, dispute, slowdown or stoppage pending or threatened against or involving TASA or the TASA Subsidiaries and none has occurred since January 1, 1993. No representation question exists respecting the employees of TASA or the TASA Subsidiaries and no collective bargaining agreement is currently being negotiated by TASA or the TASA Subsidiaries, nor is any grievance procedure or arbitration proceeding pending under any collective bargaining agreement and no claim therefor has been asserted. Neither TASA nor any TASA Subsidiary has received notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions.

     (f) The TASA Disclosure Schedule sets forth all outstanding loans and other advances (other than travel advances in the ordinary course of business which do not exceed $15,000 per individual) made by TASA to any of its officers, directors, employees, shareholders or consultants.

     (g) TASA and each of the TASA Subsidiaries has completed all the necessary deductions for social security taxes pursuant to the requirements under the laws of the applicable jurisdiction and each has correctly and truthfully and submitted them at the correct time.

     (h) TASA and each of the TASA Subsidiaries has a pension plan for all full-time and part-time employees which is drawn up and operated in accordance with the legal and statutory conventions and regulations and which will at least yield the legally required payments in the jurisdictions where such plans are required, and such liabilities are accrued for on the Closing Balance Sheet in accordance with U.S. generally accepted accounting principles.

     (i) TASA and each of the TASA Subsidiaries has insured all its full-time and part-time workers against industrial and non-industrial accidents to the extent required by law.

     (j) Each of TASA and the TASA Subsidiaries has completed all the necessary statements for any required pension plan and accident insurance correctly and truthfully and submitted them at the correct time.

     (k) TASA and each of the TASA Subsidiaries has paid all the assessed social security payments, pension plans payments, unemployment insurance payments and accident insurance payments which have fallen due and those which have not yet fallen due have been take into account up to the accounting date in the balance sheet as of the Balance Sheet Date, and elsewhere in the company books, and sufficient reserves have been set aside in the balance sheet as of the Balance Sheet Date, for all such accumulated obligations which have not yet been assessed.

     SECTION 2.19. INSURANCE POLICIES. The TASA Disclosure Schedule contains a correct and complete description of all insurance policies covering TASA and the TASA Subsidiaries. Each such policy is in full force and effect and, to the best knowledge of TASA, is adequate in coverage and amount to insure fully against risks to which TASA or the TASA Subsidiaries and their employees, businesses, properties and other assets may be exposed in the operation of their respective business. All retroactive premium adjustments under any worker's compensation policy or any other policy have been recorded in the Financial Statements in accordance with generally accepted accounting principles and are reflected in the Financial Statements. All premiums with respect to such insurance policies have been paid on a timely basis, and no notice of cancellation or termination has been received with respect to any such policy. No notice or claim has not been made in due and timely fashion. There are no pending claims against such insurance by or on behalf of any member of TASA as to which the insurers have denied coverage or otherwise reserved rights.

     SECTION 2.20.  RECORDS.   TASA and the TASA Subsidiaries have records that
accurately and validly reflect its transactions and accounting controls sufficient to insure that such transactions are (i) in all material respects executed in accordance with its management's general or specific authorization and (ii) recorded in conformity with generally accepted accounting principles.

     SECTION 2.21. BROKERAGE FEES. Neither TASA nor any of the Shareholders has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would be required to be paid.

     SECTION 2.22.  CUSTOMERS.

     (a) The TASA Disclosure Schedule lists all customers that paid TASA during the year ended December 31, 1997 or that TASA expects will pay to TASA during the year ending December 31, 1998, more than two percent of TASA's revenues as reflected on TASA's statement of operations for such year.

     (b) TASA has no information which might reasonably indicate that any of the customers TASA listed on the TASA Disclosure Schedule intend to cease dealing with TASA, nor has any information been brought to its attention which might reasonably lead it to believe any such customer intends to alter in any material respect the amount of such purchases, sales or the extent of dealings with TASA or would alter in any material respect such dealings in the event of the consummation of the Acquisition.

     SECTION 2.23. INTELLECTUAL PROPERTIES. The TASA Disclosure Schedule contains an accurate and complete list of all domestic and foreign patents, patent applications, patent licenses, software licenses (other than generally available pre-packaged "off-the-shelf" software) and know-how licenses, trade names, trademarks, copyrights, service marks, trademark registrations and applications, service mark registrations and applications, and copyright registrations and applications and any financial and operational management information systems and databases, owned (in whole or in part), licensed to any extent or used or anticipated to be used by TASA in the conduct of its business (collectively, the "INTELLECTUAL PROPERTY"). TASA or a TASA Subsidiary either owns all right, title and interest in and to, or possesses the exclusive right to use, the Intellectual Property, trade secrets and technology used in the conduct of their business (including, without limitation, the exclusive right to use and license the same (in the jurisdiction(s) where registered in the case of trademarks, service marks and copyrights)) and each item constituting part of the Intellectual Property in which TASA or a TASA Subsidiary has an ownership or license interest has been, to the extent indicated on the TASA Disclosure Schedule, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other Governmental Entities, domestic or foreign, as are indicated on the TASA Disclosure Schedule and such registrations, filings and issuances remain in full force and effect. Since January 1, 1993 no claim of infringement or misappropriation of patents, trademarks, trade names, service marks, copyrights or trade secrets of any other Person has been made nor, to the best knowledge of TASA, threatened against TASA or a TASA Subsidiary and, to the best knowledge of TASA, is infringing or misappropriating any patents, trademarks, trade names, service marks, copyrights or trade secrets of any other Person. Without limiting any other provisions hereof, neither TASA nor any TASA Subsidiary has granted any license, franchise or permit to any Person to use any of the Intellectual Property and no other Person has the right to use the same trademarks, service marks or trade names used by TASA and the TASA Subsidiaries or any similar trademarks, service marks or trade names likely to lead to confusion. Since January 1, 1993, the business conducted by TASA and the TASA Subsidiaries have not been conducted under any corporate, trade or fictitious name. The TASA Disclosure Schedule sets forth all trademark registrations and applications, service mark registrations and applications and copyright registrations and applications abandoned by TASA and the TASA Subsidiaries since January 1, 1993.

     SECTION 2.24. LICENSES. TASA and the TASA Subsidiaries have all material licenses, permits and other governmental certificates, authorizations and approvals required by every Federal, state, local and foreign Governmental Entity for the conduct of their business and the use of their properties as presently conducted or used including, without limitation, all material licenses required under Environmental Laws and any Federal, state, local or foreign law relating to public health and safety, or employee health and safety (collectively, "TASA LICENSES"). The TASA Disclosure Schedule contains a true and complete list of the TASA Licenses, exclusive of any TASA Licenses with respect to state or local sales, use or other Taxes. All of the TASA Licenses are in full force and effect and no action or claim is pending nor, to the best of TASA's knowledge, is threatened to revoke or terminate any TASA License or declare any TASA License invalid in any material respect. TASA has taken all necessary action to maintain such TASA Licenses. The TASA Disclosure Schedule contains a true and complete list of all local and foreign governmental or judicial consents, orders, decrees and other compliance agreements relating to TASA or the TASA Subsidiaries or any of their respective assets or business under which TASA or the TASA Subsidiaries is operating or bound.

     SECTION 2.25. NO ILLEGAL OR IMPROPER TRANSACTIONS. Neither TASA nor the TASA Subsidiaries has, nor has any of their respective directors, officers or employees, directly or indirectly used funds or other assets of TASA or the TASA Subsidiaries, or made any promise or undertaking in such regard, for (a) contributions, gifts, entertainment or other expenses relating to political activity which would be illegal in the countries where made; (b) payments to or for the benefit of governmental officials or employees, whether domestic or foreign which would be illegal in the countries where made; (c) payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof which would be illegal in the countries where made; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in TASA's books or records.

     SECTION 2.26. OWNERSHIP OF TMP COMMON STOCK. Neither TASA, any TASA Subsidiary nor any Shareholder, directly or indirectly, own any shares of TMP Common Stock.

     SECTION 2.27. RESTRICTIVE DOCUMENTS AND TERRITORIAL RESTRICTIONS. Neither TASA nor the TASA Subsidiaries is subject to, or a party to, any charter, by-law, mortgage, Lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which materially adversely affects the business, prospects, operations or condition (financial or otherwise) of TASA or the TASA Subsidiaries or any of their assets or property, or which would prevent consummation of the transactions contemplated hereby, or the continued operation of TASA's or the TASA Subsidiaries' business after the date hereof on substantially the same basis as heretofore operated or which would restrict the ability of TASA or the TASA Subsidiaries to acquire any property or conduct business in any area.

     SECTION 2.28. SECURITIES ACT MATTERS. Each Shareholder, severally and not jointly, hereby represents and warrants as follows:

          (a) Unless otherwise set forth on the TASA Disclosure Schedule, it is the record and beneficial owner of the outstanding shares of TASA's Common Stock set forth on Schedule A hereto, and owns such shares free and clear of all Liens, restrictions and other encumbrances (other than restrictions imposed by United States, state and foreign securities laws).

          (b) It acknowledges that its representations and warranties contained herein are being relied upon by TMP as a basis for the exemption of the issuance of the TMP Common Stock hereunder from the registration requirements of the Securities Act and any applicable state securities laws.

          (c) It understands that (i) the TMP Common Stock has not been registered under the Securities Act or any state securities laws by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (ii) the TMP Common Stock must be held indefinitely unless a subsequent disposition thereof is registered under the

Securities Act and applicable state securities laws pursuant to Section 6.10 or otherwise, or is exempt from such registration.

          (d) It is acquiring the TMP Common Stock set forth on Schedule A hereto for its own account and not with a view to, or for sale in connection with, directly or indirectly, any distribution thereof that would require registration under the Securities Act or applicable state or foreign securities laws or would otherwise violate the Securities Act or such state or foreign securities laws.

          (e) It has relied upon independent investigations made by it or its specifically appointed personal representatives and is fully familiar with the business, results of operations, financial condition, prospects and other affairs of TMP and realizes that the TMP Common Stock is a speculative investment involving a high degree of risk for which there is no assurance of any return. It has such knowledge and experience in financial and business affairs, including investing in companies similar to TMP, and is capable of determining the information necessary to make an informed investment decision, of requesting such information from TMP, and of utilizing the information that it has received from TMP to evaluate the merits and risks of its investment in the TMP Common Stock. It is able to bear the economic risk of its investment in the TMP Common Stock and understands that it must do so for an indefinite period of time.

          (f) It and its personal attorneys, accountants, investment and financial advisors, if any, have had the opportunity to review the books and records of TMP and have been provided access to such information as it or its advisors, if any, have requested. It acknowledges that it has received and carefully reviewed copies of (i) this Agreement, and all exhibits and schedules attached hereto, (ii) the TMP Exchange Act Filings and (iii) all other reports delivered to TASA pursuant to Section 5.01 hereof (collectively, the "STOCKHOLDER INFORMATION").

          (g) Each Shareholder acknowledges that no action has been taken that would permit an offering of shares of TMP Common Stock to the public in the jurisdiction in which such Shareholder is resident or located or in any other jurisdiction where action for that purpose would be required and, accordingly, no shares of TMP Common Stock may be resold in any jurisdiction in any manner that would result in the characterization of the transactions contemplated hereby or the offer of TMP Common Stock as a public offering.

          (h) Each Shareholder is aware that no federal, state, foreign or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated hereby or the adequacy of the disclosure of the exhibits and schedules to this Agreement and the Stockholder Information, and such Shareholder must forego the security, if any, that such a review would provide.

          (i) It understands and acknowledges that neither the United States Internal Revenue Service nor any foreign tax authority has been asked to rule on the tax consequences of the Acquisition and, accordingly, in making its decision to approve the Acquisition it has relied upon the investigations of its own tax and business advisers in addition to its own independent investigations as to, and that it and its advisors have fully considered all, the tax consequences of the Acquisition.

          (j) It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about TMP, and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale; and that such rule may not be available for resale of the Common Stock.

          (k) It represents and warrants that in making its decision to approve the Acquisition, it and its professional tax and business advisors have been given the opportunity to discuss TMP's business, management and financial affairs with TMP's management, and has had the opportunity to examine all relevant documents and to ask questions of, and to receive answers from TMP or any person(s) acting on TMP's behalf concerning the terms and conditions of the Acquisition or any other matter set forth in this Agreement and the schedules and exhibits hereto, and to obtain any additional information necessary to verify the accuracy of the information set forth herein or therein. It represents and warrants that it desires no further information for such evaluation.

          (l) It has delivered to TMP a certificate in the form of EXHIBIT 2.28(L) hereto, certifying as to its status as an Accredited Investor or non-U.S. Person.

          (m) It understands that the TMP Common Stock will bear the following legend (or a substantially similar legend):

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE COMPANY OF AN OPINION OF

          COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

     SECTION 3.29. NO MISLEADING STATEMENTS. This Agreement, the information and schedules referred to herein and the information that has been furnished to TMP in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to TASA or the Shareholders which materially adversely affects or in the future may (so far as they can now reasonably foresee) materially adversely affect the business, condition (financial or otherwise), property or assets of TASA which has not been set forth herein.


                                     ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF TMP

     Except as set forth (by reference to the applicable Section of this Agreement) in the disclosure schedule of TMP previously delivered to TASA (the "TMP DISCLOSURE SCHEDULE"), TMP hereby agrees and represents and warrants to TASA, the TASA Subsidiaries and each Shareholder individually as follows:

     SECTION 3.01. ORGANIZATION, ETC. TMP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. TMP has all requisite corporate power and authority to enter into this Agreement and each of the other agreements contemplated hereby, to carry out its obligations under this Agreement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby.

     SECTION 3.02. CAPITALIZATION. The authorized capital stock of TMP consists of 240,000,000 shares of stock, consisting of (a) 1,000,000 shares of preferred stock, none of which are issued, and (b) 39,000,000 shares of Class B Common Stock, $.001 par value, of which 2,381,000 are issued and outstanding as of August 7, 1998, and 200,000,000 shares of TMP Common Stock, of which 24,629,158 shares are issued and outstanding as of August 7, 1998. There are no shares of TMP Common Stock held as treasury shares. All outstanding shares of TMP Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding shares of TMP Common Stock were issued in compliance with all applicable Federal and state securities laws. None of the outstanding securities has been issued in violation of any pre-emptive rights, rights of first refusal or similar rights. The issuance and delivery by TMP of the TMP Common Stock pursuant to this Agreement has been duly authorized by all necessary corporate action on the part of TMP. Upon delivery of the certificates for the TMP Common Stock in accordance with the terms of this Agreement, such shares of TMP Common Stock will be validly issued, fully paid and non-assessable.

     SECTION 3.03. AUTHORIZATION. The execution and delivery by TMP of this Agreement, the consummation of the transactions contemplated hereby and the performance by TMP of its obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by TMP and constitutes the legal, valid and binding obligation of TMP, enforceable against TMP in accordance with its terms.

     SECTION 3.04. NO VIOLATION. The execution and delivery of this Agreement by TMP do not, and the consummation by TMP of the transactions contemplated hereby, and compliance with the terms hereof will not, (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of TMP's Certificate of Incorporation or By-laws or Holding's Memorandum and Articles of Association; (b) conflict with, or result in any violation of or default or loss of any benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which TMP is a party or to which any of its property is subject; (c) conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which TMP is a party or to which any of its property is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a material default or loss of any material right thereunder or the creation of any lien, charge or encumbrance upon any of the assets or properties of TMP; or (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any material TMP License. TMP is in compliance with all applicable laws, rules or regulations relating to or affecting the operation, conduct or ownership of its property or business, other than violations that individually or in the aggregate would not, and insofar as may reasonably be foreseen in the future will not, have a Material Adverse Effect.

     SECTION 3.05. APPROVALS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by TMP will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which TMP is a party or to which any of its properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable by TMP in connection with the execution and delivery of this Agreement, the consummation by TMP of the transactions contemplated hereby, or the performance by TMP of its obligations hereunder, other than such filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not have a Material Adverse Effect.

     SECTION 3.06. SEC FILINGS. (a)  TMP have delivered to TASA (i) TMP's
Annual Report on Form 10-K for the fiscal year ended December 31, 1997, TMP's proxy statement dated April 27, 1998, TMP's Quarterly Report on Form 10-Q/A for its fiscal quarter ended March 31, 1998 and TMP's Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 1998. The TMP Exchange Act Filings, as of their respective filing dates, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (b) Since March 31, 1998, except as disclosed in TMP's press releases, there has been no Material Adverse Change in the assets or liabilities, or in the business or condition, financial or otherwise, of TMP, or in the results of operations or, to the best knowledge of TMP, prospects, of TMP, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or otherwise.

     SECTION 3.07. NO MISLEADING STATEMENTS. This Agreement, the information and schedules referred to herein and the information that has been furnished to TASA by TMP in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to TMP which materially adversely affects or in the future may (so far as TMP can now reasonably foresee) materially adversely affect the business, condition (financial or otherwise), property or assets of TMP which has not been set forth herein.

     SECTION 3.08. SUFFICIENT FINANCIAL RESOURCES. TMP has available to it sufficient financial resources to complete the transactions contemplated hereby in accordance with the terms of this Agreement. For Swiss tax purposes, TMP shall neither directly nor indirectly finance the Stock Consideration and/or any other payments to the Shareholders under the Agreement out of financial resources of (i) TASA, (ii) the TASA Subsidiaries, or (iii) the Shareholders.


                                      ARTICLE IV

                                  COVENANTS OF TASA
                                 AND THE SHAREHOLDERS

     TASA and the Shareholders, jointly and severally, agree that:

     SECTION 4.01. CONDUCT OF TASA AND THE TASA SUBSIDIARIES. From the date hereof until the Closing, TASA shall, and shall cause the TASA Subsidiaries to, in all material respects conduct their business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Closing, except as contemplated hereby, without the written consent of TMP:

          (a) TASA and the TASA Subsidiaries will not adopt or propose any change in their respective Memorandum or Articles of Association, or enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement;

          (b) Except as contemplated by this Agreement or as previously approved by TMP in writing, TASA and the TASA Subsidiaries will not:

               (i) enter into any written contract, agreement, plan or arrangement covering any director, officer or employee of TASA and the TASA Subsidiaries that provides for the making of any payments, the acceleration of vesting of any benefit or right or any other entitlement contingent upon
     (A) the Acquisition or (B) the termination of employment after the Acquisition;

               (ii) enter into or amend any employment agreements (oral or written) to increase the compensation payable or to become payable by it to any of its employees or otherwise materially alter its employment relationship with, officers, directors or consultants over the amount payable as of the date hereof, or increase the compensation payable to any other employees (other than (A) increases in the ordinary course of business which are not in the aggregate material to TASA and the TASA Subsidiaries, taken as a whole, or (B) pursuant to plans disclosed in the TASA Disclosure Schedule), or adopt or, except as required by applicable law to maintain a plan's tax-qualified status, amend any employee benefit plan or arrangement (oral or written); or

               (iii) loan or advance any money to any officer, director, employee, shareholder or consultant of TASA and the TASA Subsidiaries, other than travel advances in the ordinary course of business which do not exceed $15,000 at any time outstanding to any one person;

          (c) Except for the transfer of the TASA Common Stock held by TASA International NV Curacao to TASA, TASA and the TASA Subsidiaries will not
(i) purchase, acquire, issue, deliver, sell or authorize the issuance, delivery or sale of any stock appreciation rights or of any shares of their capital stock or of any class or any securities convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, (ii) make any changes in their capital structure or
(iii) enter into any agreement or understanding or take any preliminary action with respect to the matters referred to in clause (i) or (ii) of this paragraph
(c);

          (d) TASA and the TASA Subsidiaries will keep in full force and effect its existing insurance policies and will not modify or reduce the coverage thereunder;

          (e) TASA and the TASA Subsidiaries will not (i) pay any dividend or make any other distribution to holders of its or their capital stock (other than dividends paid by a TASA Subsidiary to TASA), (ii) split, combine or reclassify any of its or their capital stock or propose or authorize the issuance of any other securities in respect of or in lieu of or in substitution for any shares of its or their capital stock, (iii) repurchase, redeem or otherwise acquire any shares of its or their capital stock or (iv) take any preliminary action with respect thereto;

          (f) TASA and the TASA Subsidiaries will not incur any additional indebtedness for borrowed money (including, without limitation, by way of guarantee or the issuance and sale of debt securities or rights to acquire debt securities) other than by way of draws in the ordinary course of business on existing bank facilities disclosed on the TASA Disclosure Schedule, or incur any account payable except in the ordinary course of business, or enter into or modify any contract, agreement, commitment or arrangement with respect to the foregoing;

          (g) TASA and the TASA Subsidiaries will not enter into any transaction that would, in the reasonable judgment of TMP, delay the occurrence of the Closing beyond October 31, 1998;

          (h) TASA and the TASA Subsidiaries will not (i) sell, lease or otherwise dispose of any of its assets having a book or market value in excess of $50,000 in the aggregate or that are otherwise material, individually or in the aggregate, to the business, results of operations or financial condition of TASA and the TASA Subsidiaries or (ii) enter into, or consent to the entering into of, any agreement granting a preferential right to sell, lease or otherwise dispose of any of such assets;

          (i) TASA and the TASA Subsidiaries will not (i) enter into any new line of business; (ii) change its investment, liability management and other material policies in any material respect; (iii) incur or commit to any capital expenditures, obligations or liabilities in connection therewith other than capital expenditures, obligations or liabilities that (a) are listed on the TASA Disclosure Schedule or (b) individually do not exceed $50,000 and in the aggregate do not exceed $150,000; (iv) acquire or agree to acquire by merging or consolidating with, or acquire or agree to acquire by purchasing a substantial portion of the assets of, or in any other manner, any business or Person;
(v) otherwise, except as to the acquisition of materials and supplies for its products and activities in the ordinary course of business and consistent with past practices, acquire or agree to acquire any assets for a total consideration in the aggregate in excess of $50,000; or (vi) make any investment in any Person;

          (j) TASA will not, and will not permit any TASA Subsidiary to, (i) change its methods of accounting in effect at December 31, 1997 except as required by changes in generally accepted accounting principles concurred in by Arthur Andersen LLP, TASA's independent auditors; (ii) change any of its methods of accounting for income and deductions for income tax purposes from those employed in the preparation of the income tax returns for the taxable year ended December 31, 1997; or (iii) change its fiscal year;

          (k) TASA and the TASA Subsidiaries will not settle or compromise, or agree to settle or compromise, any suit or other litigation matter or matter in an arbitration proceeding for any material amount (after taking into account any insurance proceeds to which TASA or such TASA Subsidiary is entitled) or otherwise on terms which would have a Material Adverse Effect;

          (l) TASA will not (i) transfer, sell or otherwise dispose of, or grant to any Person any right to acquire, the shares of the TASA Subsidiaries owned by it.

     SECTION 4.02. ACCESS TO RECORDS. At all reasonable times from and after the date hereof until the Closing, TASA and the TASA Subsidiaries shall afford TMP, and its accountants, counsel, financial advisors and other representatives full and complete access to the properties, employees and officers of TASA and the TASA Subsidiaries and to all books, accounts, financial and other records and contracts of every kind; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty given by TASA to TMP hereunder. TASA and the TASA Subsidiaries shall also furnish to TMP as promptly as practicable (i) following the end of each calendar month, consolidated and consolidating balance sheets and related statements of operations of TASA as of the end of such month commencing with the month ended June 30, 1998 (all such financial statements shall be covered by and conform to the representations and warranties set forth in Section 2.07(b) hereof and shall be included in the term "Financial Statements" for purposes of this Agreement); and (ii) all financial and operating data and other information concerning TASA's business, properties and personnel as TMP may request. Before the Closing, TASA and the TASA Subsidiaries will, as requested by TMP, make available on a regular and frequent basis the officers and other appropriate employees of TASA and the TASA Subsidiaries to discuss with representatives of TMP the condition, operations, business and prospects of TASA and the TASA Subsidiaries. TMP will, and will cause its accountants, counsel, financial advisor and other representatives to, comply with reasonable policies established by TASA with respect to access to TASA's employees, officers and facilities.

     SECTION 4.03. NO OTHER BIDS. None of TASA, the TASA Subsidiaries or the Shareholders shall, nor shall they authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by, TASA or the TASA Subsidiaries to, (i) encourage, solicit or initiate any inquiries or the making of any proposal that may reasonably be expected to lead to any "takeover proposal" or (ii) participate in any discussions or negotiations, or provide third parties with any information, relating to any such inquiry or proposal. TASA shall immediately advise TMP of any such inquiries or proposals. As used in this Section 4.03, "TAKEOVER PROPOSAL" shall mean any proposal for a merger or other Business Combination involving, directly or indirectly, TASA or any TASA Subsidiary, a substantial equity interest in TASA or any TASA Subsidiary or a substantial portion of the assets of TASA or any TASA Subsidiary, in each case other than the transactions contemplated hereby, and "SUBSTANTIAL EQUITY INTEREST" shall mean any equity ownership representing beneficial ownership of five percent or more of the outstanding capital stock of TASA or any TASA Subsidiary.

     SECTION 4.04. MAINTENANCE OF BUSINESS.  TASA will, and will cause each
TASA Subsidiary to, use commercially reasonable efforts to carry on its business, keep available the services of its officers and employees and preserve its relationships with those of its customers, suppliers, licensors, licensees and others having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof.
If TASA or any TASA Subsidiary becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any material customer, supplier, licensor, licensee or others having business relationships with any member of TASA or any TASA Subsidiary, it will promptly bring such information to the attention of TMP in writing.

     SECTION 4.05. COMPLIANCE WITH OBLIGATIONS. Prior to the Closing Date, TASA will, and will cause each TASA Subsidiary to, comply with (a) all applicable Federal, state, local and foreign laws, rules and regulations, (b) all material agreements and obligations, including its Memorandum and Articles of Association (or analogous organizational documents), by which it, its properties or its assets may be bound, and (c) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to it, its properties or its assets.

     SECTION 4.06. PRETAX OPERATING PROFIT. To the extent allowed by TMP, TASA shall take all commercially reasonable steps to provide that operations of TASA generate on a consolidated basis a pretax profit of 15% of Revenues for the years ending December 31, 1999 and 2000 and 20% for the year ending December 31, 2001. Revenues shall mean the sum of (i) billings to clients (but not including expenses billed), (ii) exchange gains/losses on collection of invoices billed in other than local currency, (iii) provisions for doubtful client accounts receivable, (iv) write-offs of client accounts receivable, (v) rebates to clients and (vi) any other required adjustments to billings. The before mentioned results are based upon the presently existing structure and personnel which will be acquired by TMP. TMP recognizes that the management and shareholder decisions relating to TASA after Closing will no longer be the responsibility of the partners of TASA and TMP's decisions may impact the generation of the above pretax operating profit targets.

     SECTION 4.07. SHAREHOLDERS. The Shareholders will cause TASA to comply with the provisions of this Article IV. Each Shareholder further agrees not to grant any power of attorney with respect to the shares of TASA Common Stock, TASA or TASA's business or assets. No Shareholder will in any way reduce their respective risk or commit to reduce their respective risk with respect to the shares of TASA Common Stock held by such Shareholder or the TMP Common Stock to be acquired by such Shareholder hereunder, whether by entering into a put, collar, option or other arrangement with respect to the shares of TMP Common Stock constituting their portion of the Stock Consideration, until after the publication of financial results of TMP covering at least 30 days' of post-Closing combined operations of TMP and TASA.


                                      ARTICLE V

                                   COVENANTS OF TMP

     SECTION 5.01. ACCESS TO RECORDS. At all reasonable times from and after the date hereof until the Closing, TMP shall afford TASA and the Shareholders and their respective accountants, counsel and other representatives full and complete access to the properties, employees and officers of TMP and to all books, accounts, financial and other records and contracts of every kind of TMP; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty given by TMP to TASA or the Shareholders hereunder. Before the Closing, will, as requested by TASA, make available on a regular and frequent basis the officers and other appropriate employees of TMP to discuss with representatives of TASA and the Shareholders the condition, operations, business and prospects of TMP. TASA, the TASA Subsidiaries and the Shareholders will, and will cause their respective accountants, counsel and other representatives to, comply with reasonable policies established by TMP with respect to access to its employees, officers and facilities.

     SECTION 5.02. TREASURY SHARES. TMP shall redeem after Closing, but not later than December 30, 1998, all of the 286 treasury shares of TASA in the amount of CHF 2,152,906. This amount shall be deemed the purchase price to be paid by TMP to TASA and is equal to the acquisition value paid by TASA to TASA International NV, Curacao.

     SECTION 5.03. GENERAL MEETING OF SHAREHOLDERS OF TASA. TMP undertakes to call an ordinary general meeting of shareholders of TASA immediately after Closing and to hold such meeting in 1998 with respect to fiscal year 1997 and fiscal year 1998 to the date of such meeting. To the extent possible, such meeting shall be constituted as a meeting of all shareholders as set forth in art 701 of the Swiss Code of Obligations. TMP shall hold such meeting not later than December 31, 1998. In addition, TMP shall give a comprehensive discharge to Dr. Peter Beglinger, Peter Magnet and Michael Squires (the "TASA Directors") at such meeting. To the best of TMP's knowledge, there are no facts or circumstances which would prevent TMP from giving the TASA Directors a full discharge at the general meeting of shareholders. TMP shall deliver to the TASA Directors immediately following the general meeting of shareholders a copy of the minutes of such meeting.


                                      ARTICLE VI

                     COVENANTS OF TASA, THE SHAREHOLDERS AND TMP

     TASA, the Shareholders and TMP agree that:

     SECTION 6.01. JOINT TRANSITION COMMITTEE. TASA and TMP shall promptly following the date hereof establish a joint transition committee, with representatives of senior management of both companies, to recommend steps to be carried out in combining the operations of the companies, to facilitate access to information and to consult and advise with respect to major activities of TASA pending the Acquisition; provided that such committee shall neither operate, nor make any agreement on behalf of, any of TASA or TMP prior to the Acquisition.

     SECTION 6.02. ADVICE OF CHANGES. TASA will promptly advise TMP in writing of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Acquisition;

          (b) any notice or other communication from any Governmental Entity or Regulatory Authority in connection with the Acquisition;

          (c) any actions, suits, claims, investigation or other judicial proceedings commenced or threatened against TASA or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the Acquisition;

          (d) any event known to TASA's executive officers occurring subsequent to the date of this Agreement that would render any representation or warranty of TASA contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue, inaccurate or misleading in any material respect (other than an event so affecting a representation or warranty which is expressly limited to a state of facts existing at a time prior to the occurrence of such event); and

          (e) any Material Adverse Change in the business condition of TASA and the TASA Subsidiaries, taken as a whole.

From time to time prior to the Closing, each of TASA and TMP will promptly supplement or amend its Disclosure Schedule and the Exhibits hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule and Exhibits hereto. No supplement or amendment of a Schedule or Exhibit made pursuant to this Section shall be deemed to cure any breach of, affect or otherwise diminish any representation or warranty made in this Agreement unless the other party hereto specifically agrees thereto in writing.

     SECTION 6.03. REGULATORY APPROVALS. Prior to the Closing, each party shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity or Regulatory Authority which may be reasonably required, or that the other company may reasonably request, in connection with the consummation of the Acquisition. Each party shall use its commercially reasonable efforts to obtain all such authorizations, approvals and consents.

     SECTION 6.04. ACTIONS CONTRARY TO STATED INTENT. Neither party shall, or shall permit any of its Subsidiaries to, take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Acquisition set forth in Article VII not being satisfied.

     SECTION 6.05. CERTAIN FILINGS. The parties shall cooperate with one another:

          (a) in determining whether any action by or in respect of, or filing with, any Governmental Entity or Regulatory Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

          (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     SECTION 6.06. PUBLIC ANNOUNCEMENTS. TASA will consult with TMP before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement (other than in response to unsolicited inquiries) prior to such consultation. TASA will consult with TMP before issuing any other press release or making any public statement and, except as may be required by applicable law, will not issue any such press release or make any such public statement without the prior consent of TMP.

     SECTION 6.07. SATISFACTION OF CONDITIONS PRECEDENT. The parties hereto will use their commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VII, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby. Each of the parties hereto agrees to negotiate in good faith with respect to any additional agreement reasonably requested by another party hereto which such requesting party determines in good faith is necessary to effect the transactions contemplated hereby.

     SECTION 6.08. CONFIDENTIALITY. Each of the parties hereto agrees to retain, and to cause their respective Subsidiaries, directors, officers, employees and agents to retain, in strict confidence, in accordance with the terms of the Confidentiality Agreement, all Information (as such term is defined in the Confidentiality Agreement) received from any other party.

     SECTION 6.09. TRADING PROHIBITION. Each of TASA and the Shareholders hereby acknowledge that the transactions contemplated hereby and information disclosed and to be disclosed to TASA and the Shareholders and their respective representatives may, from time to time, constitute or include material non-public information concerning TMP. Each of TASA and the Shareholders acknowledges that they are aware, and that they have advised and will continue to advise all employees of TASA and any TASA Subsidiary and the representatives of the Shareholders, TASA and the TASA Subsidiaries to whom the existence of this transaction or any such information has been or may be disclosed by TASA, the TASA Subsidiaries, the Shareholders or each of their respective representatives that (i) the federal securities laws may prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates and (ii) material non-public information shall not be communicated to any other person except as expressly permitted by this Agreement. Between the date of this Agreement and the Closing neither TASA nor any Shareholder will acquire, and TASA will not permit any TASA Subsidiary to acquire, any shares of TMP Common Stock except that each of the Shareholders may acquire their portion of the shares of TMP Common Stock constituting the Stock Consideration at Closing as contemplated herein. Each of the Shareholders will not reduce their risk or commit to reduce their risk with respect to the Stock Consideration to be acquired by such Shareholder hereunder, whether by entering into a put, collar, option, margin or other arrangement with respect to the shares of TMP Common Stock constituting their portion of the Stock Consideration, until after the publication of financial results of TMP covering at least 30 days of post-Closing combined operations of TMP and TASA.

     SECTION 6.10   REGISTRATION OF STOCK CONSIDERATION.

          (a) REGISTRATION. TMP shall, for the benefit of the Shareholders, at TMP's expense, use its best efforts to (i) cause to be filed with the United States Securities and Exchange Commission (the "SEC") within 21 days after the Closing a resale registration statement on Form S-3 or any other appropriate form (the "Registration Statement") to register the shares of TMP Common Stock comprising the Stock Consideration, (ii) use its best efforts to cause such Registration Statement to be declared effective under the Securities Act of 1933, as amended (the "Securities Act") by the SEC as soon as practicable and
(iii) keep such Registration Statement effective until such time as the Shareholders may dispose of their shares of TMP Common Stock pursuant to the provisions of Rule 144 under the Securities Act. Each Shareholder hereby agrees to furnish to TMP all information with respect to such Shareholder necessary to make the disclosure in the Registration Statement with respect to such Shareholder not materially misleading. TMP will, in the event that the Registration Statement is declared effective, provide to each Shareholder and to Janvey, Gordon, Herlands, Randolph, Rosenberg & Cox LLP, counsel to the

Shareholders, a reasonable number of copies of the Prospectus which is a part of the Registration Statement, notify each Shareholder when the Registration Statement has become effective and use its best efforts to take certain other actions as are required to permit certain unrestricted sales of the Stock Consideration. TMP further agrees, if necessary, to supplement or amend the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by TMP for such Registration Statement or by the Securities Act or by any other rules and regulations thereunder for resale registrations, and TMP agrees to furnish to the Shareholders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (b) EXPENSES. TMP shall pay all expenses in connection with the registration pursuant to Section 6.10(a) hereof and will reimburse the Shareholders for the reasonable fees and disbursements of Janvey, Gordon, Herlands, Randolph, Rosenberg & Cox LLP, counsel for the Shareholders, incurred in connection with the registration statement.

          (c) NOTICE. In connection with the obligations of TMP with respect to the Registration Statement pursuant to Section 6.10(a) hereof, TMP shall notify each Shareholder of the effective date of the Registration Statement.

          (d) RULE 144. For so long as TMP is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any shares of TMP Common Stock comprising the Stock Consideration are not freely tradable, TMP will use its best efforts to file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder, or, if it ceases to be so required to file such reports, it will, upon the request of any Shareholder (i) make publicly available such information as is necessary to permit sales of securities of TMP pursuant to Rule 144 under the Securities Act and (ii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Shareholder to sell its shares of TMP Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time or (b) any similar rules or regulations hereafter adopted by the SEC.

     SECTION 6.11. EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS. Prior to the Closing, TASA shall convene an extraordinary meeting of shareholders to (i) accept the resignations of the TASA Directors from the Board of Directors of TASA and (ii) elect a new Board of Directors for TASA. TASA shall deliver to TMP original copies of the minutes of such meeting. Upon receipt of the minutes from the extraordinary general meeting of shareholders to be held pursuant to this
Section 6.11, TMP shall without delay file an application and such minutes with the competent Commercial Register to register the new directors and to remove the TASA Directors.


                                     ARTICLE VII

                                CONDITIONS OF CLOSING

     SECTION 7.01. CONDITIONS TO ALL PARTIES' OBLIGATIONS. The obligations of all the parties to this Agreement to effect the Acquisition shall be subject to the fulfillment of the following conditions:

          (a) No temporary restraining order, preliminary or permanent injunction or other order or restraint issued by any court of competent jurisdiction, no order, decree, restraint or pronouncement by any Governmental Entity, and no other legal restraint or prohibition which would prevent or have the effect of preventing the consummation of the Acquisition shall have been issued or adopted or be in effect.

          (b) All material permits, approvals, filings and consents required or advisable to be obtained or made, and all waiting periods required or contemplated to expire, prior to the consummation of the Acquisition under applicable federal laws of the United States or applicable laws of any state or foreign country having jurisdiction over the Acquisition and the other transactions contemplated herein shall have been obtained, made or expired, as the case may be (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "REQUISITE REGULATORY APPROVALS"), and all such Requisite Regulatory Approvals shall be in full force and effect.

          (c) All shares of TASA Common Stock held by TASA International NV Curacao shall be transferred to TASA prior to the Closing.

     SECTION 7.02. CONDITIONS TO THE OBLIGATIONS OF TMP TO EFFECT THE ACQUISITION. The obligations of TMP under this Agreement to effect the Acquisition are subject to the fulfillment at or prior to the Closing of the following conditions:

          (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of TASA and the Shareholders set forth in Article II hereof shall be true and correct as of the date when made and at and as of the

Closing, except for such changes as are permitted by this Agreement and except to the extent a representation or warranty speaks only as of an earlier date; PROVIDED, HOWEVER, that any inaccuracy of a representation or warranty, on the date hereof or on the Closing Date, shall not result in the non-satisfaction of this Section 7.02(a) unless any such inaccuracy or inaccuracies, either (i) individually or in the aggregate, constitute facts or circumstances having a Material Adverse Effect on TASA or (ii) are willful and intentional misrepresentations that constitute common law fraud.

          (b) COVENANTS AND AGREEMENTS. Each of TASA and the Shareholders shall have duly performed and complied with the covenants and agreements required by this Agreement to be performed by or complied with by it prior to or at the Closing. None of the events or conditions entitling TMP to terminate this Agreement under Article VIII hereof shall have occurred and be continuing.

          (c) CONSENTS. Any consent required for the consummation of the Acquisition under any material TASA Contract or TASA License or for the continued enjoyment by TASA and the TASA Subsidiaries of the benefits of any such contract or license after the Acquisition, shall have been obtained.

          (d) OPINIONS OF COUNSEL. TMP shall have received the opinion, in form and content satisfactory to TMP, of (i) Beglinger Holenstein, Swiss counsel to TASA, concerning matters included in Sections 2.01, 2.02, 2.03, 2.04, 2.05,
2.06 and 2.13 with respect to matters concerning TASA and the Shareholders; (ii) Egli Patentwaelte, Horneggstr. 4, P.O. Box 8034 Zurich, Switzerland, patent counsel to TASA, concerning matters included in Section 2.23; and (iii) Janvey, Gordon, Herlands, Randolph, Rosenberg & Cox, LLP, concerning matters included in Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.09, 2.12, 2.13, 2.16, 2.22, 2.23
and 2.26 with respect to TASA, Inc. With respect to matters not under Swiss law, such firms may rely on qualified local counsel, provided that such counsel has been approved by TMP in advance.

          (e) CERTIFICATES OF TASA. TMP shall have received certificates of TASA, satisfactory in form and substance to TMP with respect to matters in this
Section 7.02.

          (f) NO ADVERSE DECISION. There shall not be any action taken or threatened, or any statute, rule, regulation or order enacted, entered, threatened, or deemed applicable to the transactions contemplated hereby, by any foreign or United States Federal or state government or Governmental Entity or Regulatory

Authority or court that, whether in connection with the grant of a Requisite Regulatory Approval, any agreement proposed by any foreign or United States Federal or state government or Governmental Entity or Regulatory Authority, or otherwise, which (i) requires or could reasonably be expected to require any divestiture by TASA of a portion of its business that TMP in its reasonable judgment believe will have a Material Adverse Effect on TASA or (ii) imposes any condition upon TASA that in TMP's reasonable judgment (x) would be materially burdensome to TASA or (y) would materially increase the costs incurred or that will be incurred by TMP as a result of consummating the Acquisition and the other transactions contemplated hereby. There shall be no action, suit, investigation or proceeding pending or threatened by or before any Governmental Entity which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise materially affect the transactions contemplated by this Agreement or
(ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

          (g) PROCEEDINGS; RECEIPT OF DOCUMENTS. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to TMP and its counsel, and TMP and its counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as TMP or its counsel may reasonably request. TMP shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated hereby.

          (h) ADVERSE CHANGE. From June 30, 1998 to the Closing, TASA shall not have suffered any Material Adverse Change (whether or not such change is described in any supplement to the TASA Disclosure Schedule).

          (i) LETTERS FROM ACCOUNTANTS. TASA shall have delivered to TMP a letter from Arthur Andersen LLP, dated the Closing Date, to the effect that, subject to customary qualifications and without taking into consideration the transactions contemplated by this Agreement and the exhibits hereto, TASA qualifies to enter into a pooling of interests transaction for United States financial reporting purposes.

          (j) TAX MATTERS. TMP shall have received statements in accordance with Treasury regulation Sections 1.897-2(h) and 1.1445-2(c).

          (k) NON-COMPETE/NON-SOLICITATION AGREEMENTS. Each of the Shareholders shall have entered into a non-compete/non-solicitation agreement with TMP, in substantially the form of EXHIBIT 7.02(K).

          (l) ESCROW AGREEMENT. Each of the Shareholders shall have entered into the Escrow Agreement.

     SECTION 7.03. CONDITIONS TO THE OBLIGATIONS OF TASA AND THE SHAREHOLDERS TO EFFECT THE ACQUISITION. The obligations of TASA and the Shareholders under this Agreement to effect the Acquisition are subject to the fulfillment at or prior to the Closing of the following conditions:

          (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of TMP set forth in Article III hereof shall be true and correct as of the date when made and at and as of the Closing (except to the extent a representation or warranty speaks only as of an earlier date and except for changes contemplated by this Agreement); PROVIDED, HOWEVER, that any inaccuracy of a representation or warranty, on the date hereof or on the Closing Date, shall not result in the non-satisfaction of this Section 7.03(a) unless any such inaccuracy or inaccuracies, either (i) individually or in the aggregate, represent a Material Adverse Effect on TMP or (ii) are willful and intentional misrepresentations that constitute common law fraud.

          (b) COVENANTS. TMP shall have complied with the covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing in all material respects. None of the events or conditions entitling TASA and the Shareholders to terminate this Agreement under
Article VIII hereof shall have occurred and be continuing.

          (c) CERTIFICATE OF TMP. TASA shall have received a certificate of TMP with respect to the matters covered in this Section 7.03.

          (d) OPINION OF COUNSEL. TASA and the Shareholders shall have received the opinion of Fulbright & Jaworski L.L.P., counsel to TMP, in form and content satisfactory to TASA and the Shareholders, covering matters included in Sections 3.01, 3.02, 3.03, 3.04 and 3.05.

          (e) ADVERSE CHANGE. From June 30, 1998 to the Closing, TMP shall not have suffered any Material Adverse Change (whether or not such change is described in any supplement to the TMP Disclosure Schedule).

          (f) NON-COMPETE/NON-SOLICITATION AGREEMENTS. TMP shall have entered into a non-compete/non-solicitation agreement with each Shareholder.

          (g)  ESCROW AGREEMENT.  TMP shall have entered into the Escrow
Agreement.

          (h) REORGANIZATION REPRESENTATIONS. TMP shall have delivered to TASA a certificate substantially in the form of EXHIBIT 7.03(H) hereto.


                                     ARTICLE VIII

                         TERMINATION, AMENDMENTS AND WAIVERS

     SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

          (a) by the mutual consent of the Board of Directors of TMP and the unanimous consent of the Shareholders;

          (b) by TMP and the unanimous consent of the Shareholders if the Closing shall not have occurred on or before the close of business on October 31, 1998, provided that the terminating party is not in Default;

          (c) by TMP, if it is not in material breach of its obligations under this Agreement, and if (A) there has been a breach by TASA or the Shareholders of any of their respective representations and warranties hereunder such that
Section 7.02(a) will not be satisfied or (B) there has been the willful breach on the part of TASA or the Shareholders of any of their respective covenants or agreements contained in this Agreement such that the first sentence of Section 7.02(b) will not be satisfied, and, in both case (A) and case (B), such breach has not been cured within ten (10) days after notice to TASA;

          (d) by the unanimous consent of the Shareholders, if none of them are in material breach of their respective obligations under this Agreement, and if
(A) there has been a breach by TMP of any of its representations and warranties hereunder such that Section 7.03(a) will not be satisfied or (B) there has been the willful breach on the part of TMP of any of its covenants or agreements contained in this Agreement such that the first sentence of Section 7.03(b) will not be satisfied, and, in both case (A) and (B), such breach has not been cured within ten (10) days after notice to TMP;

          (e) by TMP, if, prior to the Closing TASA or the Shareholders holding a majority of the shares of TASA have entered into a letter of intent, commitment letter or other written agreement with a third party regarding a takeover proposal (as defined in Section 4.03) or has otherwise breached the provisions of Section 4.03 hereof;

          (f) by TMP, if, after the date of this Agreement, there shall have occurred a Material Adverse Change in TASA;

          (g) by the unanimous consent of the Shareholders, if, after the date of this Agreement, there shall have occurred a Material Adverse Change in TMP.

     SECTION 8.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by TASA or TMP as provided in Section 8.01 hereof, this Agreement shall, except as provided herein, forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of TASA or TMP or their respective officers or directors, except and to the extent such termination results from the willful breach by a party of any of its representations, warranties or agreements hereunder. Notwithstanding the foregoing, (i) if TMP shall become entitled to terminate, and shall terminate, this Agreement pursuant to Section 8.01(e), then TASA and the Shareholders shall promptly, but in no event later than one business day after the occurrence of the event described in Section 8.01(e), pay to TMP a fee of $5,000,000, such amount to be paid in cash in immediately available funds by wire transfer to an account designated by TMP, or (ii) if a party hereto terminates this Agreement pursuant to Section 8.01(c) or (d) because of the willful breach by the other party of its covenants and agreements set forth herein, as the case may be, the party terminating the Agreement in the case of a termination pursuant to Section 8.01(c) or (d) shall be entitled to reimbursement for all its out-of-pocket expenses incurred in connection with this Agreement and the Acquisition from the other party.

     SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time prior to Closing. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 8.04. WAIVER. At any time prior to the Closing, the parties hereto, by action taken by their respective Boards of Directors or Executive Committees, may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                      ARTICLE IX

                                   INDEMNIFICATION

     SECTION 9.01. INDEMNIFICATION BY THE SHAREHOLDERS.  (a)  Subject to
Section 9.04, the Shareholders shall, jointly and severally, indemnify TMP and hold TMP harmless after the Closing from and against and in respect of any losses, damages, expenses, liabilities, claims, settlements, assessments and judgments (including reasonable costs and attorneys' fees and other expenses arising out of any claim, or the defense, settlement or investigation thereof, made with respect to any of the foregoing, including, without limitation, those arising in any action against any Shareholder) incurred or suffered by TMP, arising out of, based upon or resulting from (i) any breach by TASA or the Shareholders of their respective representations and warranties, obligations or covenants contained in this Agreement or any document or certificate delivered by them pursuant to this Agreement, (ii) any Taxes for all periods through the Closing Date (whether or not disclosed on the TASA Disclosure Schedule) which Taxes have not been reserved for on the June 30, 1998 balance sheet included in the Interim Financial Statements, or (iii) the failure of TASA or the TASA Subsidiaries to obtain any consent required in connection with the consummation of the transactions contemplated hereby.

     (b) Each Shareholder shall, severally and not jointly, indemnify TMP and hold TMP harmless from and against and in respect of any losses, damages, expenses, liabilities, claims, settlements, assessments and judgments (including reasonable costs and attorneys' fees and other expenses arising out of any claim, or the defense, settlement or investigation thereof, made with respect to any of the foregoing, including, without limitation, those arising in any action against such Shareholder) incurred or suffered by TMP, arising out of, based upon or with respect to untrue statements or omission, made in the Registration Statement (or any amendment thereto) in reliance upon and in conformity with written information furnished to TMP by such Shareholder expressly for use in the Registration Statement (or any amendment or supplement thereto).

     SECTION 9.02. INDEMNIFICATION BY TMP. Subject to Section 9.04 (Limitations), TMP shall indemnify and hold harmless the Shareholders at all times after the Closing from and against and in respect of any losses, damages, expenses, liabilities, claims, settlements, assessments and judgments (including reasonable costs and attorneys' fees and other expenses arising out of any claim, or the defense, settlement or investigation thereof, made with respect to any of the foregoing) incurred or suffered by the Shareholders, arising out of, based upon or resulting from (i) any breach by TMP of its representations and warranties, obligations or covenants contained in this Agreement or any document or certificate delivered by TMP pursuant to this Agreement, or (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), covering the Stock Consideration, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 9.03. BROKERAGE FEES. Subject to Section 9.04, each of TASA and TMP shall indemnify and hold harmless the other party from and against the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

     SECTION 9.04. LIMITATIONS. (a) No party hereto shall be entitled to make any claim for indemnification under this Article IX with respect to the breach of any representation and warranty contained in this Agreement after the date on which such representation and warranty ceases to survive pursuant to Section 9.07.

     (b) Notwithstanding anything to the contrary contained herein, no Indemnified Party shall be entitled to indemnification from an Indemnifying Party until the aggregate losses suffered by such Indemnified Party and for which indemnification is available hereunder exceed $100,000, whereupon the Indemnified Party shall be entitled to claim indemnification for all losses suffered by such Indemnified Party and for which indemnification is available hereunder; provided, however, that this $100,000 threshold shall not be applicable with respect to indemnification under clauses (ii) or (iii) of
Section 9.01 hereof.

     (c) Except as set forth in the last sentence hereof, a Shareholder's liability hereunder and under the Registration Statement shall be limited to the value of the Stock Consideration received by such Shareholder on the Closing Date whether or not the value of the Stock Consideration changes subsequent to the Closing Date and whether or not the Shareholder disposes of all or a part of such Stock Consideration. No limitation provided in this Section 9.04, however, shall be applicable with respect to any claim for fraud committed by such Shareholder.

     SECTION 9.05 NOTICE AND DEFENSE OF CLAIMS. Each party entitled to indemnification under this Article IX (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and, in the event of any claim or demand asserted by a third party, shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless such failure to give notice materially adversely affected the ability of the Indemnifying Party to defend such claim or to the extent the Indemnifying Party was actually damaged thereby. The Indemnifying Party, in the defense of any such claim or litigation, shall not, except with the consent of the Indemnified Party, consent to entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation. The Indemnified Party shall not settle or compromise any such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     SECTION 9.06. NON-EXCLUSIVE REMEDY. Indemnification pursuant to this Agreement shall not preclude TMP or the Shareholders from exercising any other remedies it may have, subject to the limitations set forth in Section 9.04 hereof.

     SECTION 9.07. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement shall survive the Closing and shall remain in full force and effect for the applicable period of time set forth in this Section 9.07. Any representations, warranties or portion thereof the breach or misrepresentation with respect to which would be expected to be encountered or discerned in TMP's audit of the combined financial statement of TMP and TASA for the fiscal year ending December 31, 1998, shall survive until the date TMP's independent certified public accountants issue their final report and opinion on such audit. Any other representations and warranties shall survive for a period of one year after the Closing.

     SECTION 9.08 REIMBURSEMENT. Subject to Section 9.04 hereof, at the time that the Indemnified Party shall suffer a loss because of a breach of any warranty, representation or covenant by the Indemnifying Party or at the time the amount of any liability on the part of the Indemnifying Party under this Agreement is determined (which in the case of payment to third persons shall be the earlier of (i) the date of such payment, provided that the Indemnified Party has fully complied with Section 9.05, or (ii) the date that a court of competent jurisdiction shall enter a final judgment, order or decree (after exhaustion or expiration of appeal rights) establishing such liability) (such loss or amount being hereinafter referred to as the "INDEMNITY CLAIM")), the Indemnifying Party shall forthwith, upon notice from the Indemnified Party, pay to the Indemnified Party the amount of the Indemnity Claim; provided, however, that TMP shall pay any such amounts owed by it in TMP Common Stock, based upon the dollar amount indemnity of such Claim divided by the higher of (i) the average of the closing sale price per share as reported by the Nasdaq National Market for the 30-day period ending two days prior to the date any such Indemnity Claim is paid, and
(ii) $28.00. If such amount is not paid forthwith, then the Indemnified Party may, at its option, take legal action against the Indemnifying Party for reimbursement in the amount of its Indemnity Claim. For purposes hereof the Indemnity Claim shall include the amounts so paid, or determined to be owing, by the Indemnified Party together with costs and reasonable attorney's fees and interest on the foregoing items (but only to the extent pre-judgment interest due the Indemnified Party is not already included within such items) at the rate of ten percent (10%) per annum from the date the Indemnity Claim is due from the Indemnifying Party to the Indemnified Party as hereinabove provided, until the Indemnity Claim shall be paid.

     SECTION 9.09.  OFFSET.  Any claim of TMP arising pursuant to this
Article IX or any other provision of this Agreement shall be offset against the value of the Escrowed Shares on a pro rata basis in proportion to the percentage such Shareholder's portion of the Stock Consideration bears to the total Stock Consideration, before any other claim is made on the Shareholders.

     SECTION 9.10. ARBITRATION. In order to insure that the transactions contemplated hereby qualify for treatment as a pooling-of-interests for financial reporting purposes, the parties agree that any dispute, disagreement or controversy between any Indemnified Party and the Indemnifying Party with respect to any claim for indemnification pursuant to this Agreement that is not resolved within the applicable time period specified in Section 9.07 of this Agreement (the "Indemnification Termination Date") shall promptly be submitted to the American Arbitration Association (the "AAA") to be resolved by binding arbitration in accordance with the arbitration rules of the AAA. The place of arbitration shall be New York, New York. The arbitration tribunal shall be composed of three arbitrators, one of which shall be appointed by TMP within 10 business days of the Indemnification Termination Date, one of which shall be appointed by the Shareholders within 10 business days of the Indemnification Termination Date and one of which shall be appointed by the arbitrators appointed by TMP and the Shareholders within 15 business days of the Indemnification Termination Date. The arbitrators will be directed to resolve such dispute, disagreement or controversy as soon as practicable (and, in any event, by the earlier of (i) two months of the date the claims for indemnification is made and (ii) the Indemnification Termination Date).

                                      ARTICLE X

                                     DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "Accredited Investor" shall mean (i) an individual whose net worth or joint net worth with such person's spouse exceeds $1,000,000 or (ii) an individual whose income exceeded $200,000 in 1996 and 1997, or whose income with his or her spouse exceeded $300,000 in such years, and who reasonably expects to reach such levels in 1998.

     "Acquisition" shall have the meaning given such term in the Recitals hereto.

     "Affiliate" or "affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in this definition of "Affiliate", the term "control" and any derivatives thereof mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

     "Affiliated Group" shall mean any affiliated group within the meaning of
Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law, including, but not limited to, any combined, consolidated or unitary group.

     "Agreement" shall mean this Purchase Agreement.

     "Audited Financial Statements" shall have the meaning given such term in
Section 2.07 hereof.

     "Balance Sheet Date" shall mean December 31, 1997.

     "Business Combination" shall mean (i) any merger or consolidation of TASA or any TASA Subsidiary representing more than ten percent of TASA's consolidated assets or revenues with or into any Person (other than TASA), (ii) any sale, lease, exchange, transfer or other disposition (whether in one transaction or a series of related transactions) of more than ten percent of TASA's consolidated assets, (iii) the adoption of any plan or proposal for the liquidation or dissolution of TASA or any TASA Subsidiary representing more than ten percent of TASA's consolidated assets or revenues, (iv) any issuance, sale, purchase or redemption of equity securities, any reclassification of equity securities or recapitalization of TASA representing more than ten percent of TASA's consolidated assets or revenues, and (v) any transaction having an effect similar to those described above.

     "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday under the Federal laws of the United States.

     "Closing" shall have the meaning given such term in Section 1.02 hereof.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Closing Shares" shall have the meaning given such term in Section 1.01 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Stock" shall mean collectively the Common Stock, par value s.fr. 100 per share, of TASA.

     "Confidentiality Agreement" shall mean that certain Confidentiality Agreement, dated as of May 19, 1998 between TMP and TASA.

     "Environmental Laws" shall mean all Federal, state, local and foreign environmental statutes and regulations relating to pollution, hazardous substances or protection of the environment, including but not limited to the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; related state, local and foreign laws; and all applicable published rules, regulations, directives, guidance and policies of the EPA and of all similar state and local agency requirements.

     "EPA" shall mean the United States Environmental Protection Agency.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as it exists and is hereafter amended.

     "Employee Plan" shall mean: (i) any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, whether or not subject to the provisions of ERISA, or any other similar arrangement under the laws of any other jurisdiction in which TASA or any TASA Subsidiary does business; (ii) any personnel policy; and (iii) any other employment, consulting, collective bargaining, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, retirement, severance, dependent care, employee assistance, material fringe benefit, dental, death benefit, golden parachute or other compensatory plan, contract, policy or arrangement which is not an employee benefit plan as defined in Section 3(3) of ERISA, or any other similar arrangement under the laws of any other jurisdiction in which TASA or any TASA Subsidiary does business.

     "Escrow Agreement" shall have the meaning given such term in Section 1.02 hereof.

     "Escrow Release Date" shall have the meaning given such term in Section
1.02 hereof.

     "Escrowed Shares" shall have the meaning given such term in Section 1.01 hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Financial Statements" shall have the meaning given such term in Section
2.07 hereof.

     "Generally accepted accounting principles" shall mean generally accepted accounting principles in Switzerland.

     "Governmental Entity" shall mean any foreign or domestic court, administrative agency or commission or other governmental authority or instrumentality.

     "Indemnification Termination Date" shall have the meaning given such term in Section 9.10 hereof.

     "Indemnified Party" shall have the meaning given such term in Section 9.05 hereof.

     "Indemnifying Party" shall have the meaning given such term in Section 9.05 hereof.

     "Indemnity Claim" shall have the meaning given such term in Section 9.08 hereof.

     "Intellectual Property" shall have the meaning given such term in Section
2.22 hereof.

     "Interim Financial Statements" shall have the meaning given such term in
Section 2.07 hereof.

     "IRS" shall mean the Internal Revenue Service.

     "Liens" shall mean all liens, charges, security interests, rights or claims of others, restraints on transfer or other encumbrances.

     "Material Adverse Change" shall mean a change or a development involving a prospective change which would have a Material Adverse Effect.

     "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, prospects, results of operations, financial condition or assets of such Person and its Subsidiaries taken as a whole. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material

Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

     "PBGC" shall mean the United States Pension Benefit Guaranty Corporation.

     "Person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Regulatory Authority" shall mean any foreign, Swiss, United States Federal or state government or governmental authority the approval of which, or filing with, is legally required or permitted for consummation of the transactions contemplated by this Agreement.

     "Requisite Regulatory Approvals" shall have the meaning given such term in
Section 7.01(b) hereof.

     "SEC" means the United States Securitas and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Significant Subsidiaries" means, with respect to TASA, the following:
TASA, Inc., a Florida corporation, TASA/Consulting Partners GmbH and Inter Ad GmbH, each a German corporation, TASA Ltd., a corporation organized under the laws of the United Kingdom, TASA S.p.A., an Italian corporation and TASA Executive Search Pty. Ltd., an Australian corporation.

     "Stockholder Information" shall have the meaning given such term in Section 2.26(f) hereof.

     "Subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity; provided, however, that the term "Subsidiaries", when used alone, shall mean, in the case of TASA, the TASA Subsidiaries, and in the case of TMP, the TMP Subsidiaries.

     "TASA Balance Sheet" shall mean the consolidated balance sheet of TASA at December 31, 1997.

     "TASA Contracts" shall have the meaning given such term in Section 2.16(a) hereof.

     "TASA Disclosure Schedule" shall have the meaning given such term in the preamble to Article II hereof.

     "TASA License" shall have the meaning given such term in Section 2.23 hereof.

     "Tax" or "Taxes" shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on TASA or any TASA Subsidiary, including, without limitation, taxes imposed on, or measured by, income, franchise, profits, or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer, and gains taxes, and custom duties.

     "Tax Return" shall mean returns, reports, information statements, and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax.

     "TMP Disclosure Schedule" shall have the meaning given such term in the preamble to Article III hereof.

     "TMP Exchange Act Filings" shall have the meaning given such term in
Section 3.06 hereof.

     "U.S. Person" means:

          (i)  any natural person resident in the United States;

          (ii) any partnership or corporation organized or incorporated under the laws of the United States;

          (iii) any estate of which any executor or administrator is a U.S. Person;

          (iv) any trust of which any trustee is a U.S. Person;

          (v) any agency or branch of a foreign entity located in the United States;

          (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

          (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

          (viii)    any partnership or corporation if:

               (a) organized or incorporated under the laws of any foreign jurisdiction; and

               (b) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

     "United States" means the United States of America, its territories and possessions and any state of the United States (including for the purposes hereof the District of Columbia).


                                      ARTICLE XI

                                  GENERAL PROVISIONS

     SECTION 11.01. TAKING OF NECESSARY ACTION; SPECIFIC PERFORMANCE. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees, subject to applicable laws, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the parties hereto shall use their best efforts to obtain and make all consents, approvals, assurances and filings of or with third parties and

Governmental Entities necessary or, in their reasonable opinion, advisable for the consummation of the transactions contemplated by this Agreement. Each party shall cooperate with the other in good faith to help the other satisfy its obligations hereunder and thereunder. The parties hereto understand and agree that the covenants and undertakings on each of their parts herein contained are uniquely related to the desire of the parties hereto to consummate the Acquisition, that the Acquisition is a unique business opportunity and that, although monetary damages may be available for the breach of such covenants and undertakings, monetary damages would be an inadequate remedy therefor. Accordingly, the parties hereto agree that TMP shall be entitled to obtain specific performance by TASA and the Shareholders of every such covenant and undertaking contained herein to be performed by them.

     SECTION 11.02. EFFECT OF DUE DILIGENCE. No investigation by or on behalf of one party into the business, operations, prospects, assets or condition (financial or otherwise) of another party shall diminish in any way the effect of any representations or warranties made by such party.

     SECTION 11.03. EXPENSES. Except as provided in Section 8.02 hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same; provided that the Shareholders shall be responsible for the legal, accounting and other fees incurred jointly by the Shareholders and TASA.

     SECTION 11.04. SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

     SECTION 11.05. ENTIRE AGREEMENT. This Agreement and the other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which conflicts with, or may have related to, the subject matter hereof or thereof in any way, including without limitation that certain letter dated June 2, 1998, from TMP to TASA.

     SECTION 11.06. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex, telefax or telegraphic communication, by recognized overnight courier marked for overnight delivery, or by registered or certified mail, postage prepaid, addressed as follows:

          (a) If to TASA or a Shareholder c/o TASA International AG, Dufourstrasse 101, CH-8008, Zurich, Switzerland, Attention: President (or, in the case of a Shareholder, such Shareholder) , with a copy to: Janvey, Gordon, Herlands, Randolph, Rosenberg & Cox LLP, 757 Third Avenue, 16th Floor, New York, New York 10017, Attention: Richard I. Janvey and Ralph Janvey; and Beglinger Holenstein, Utoquai 29/31 CH-8008, Zurich, Switzerland, Attention: Dr. Peter Beglinger; and

          (b)  If to TMP, 1633 Broadway, New York, New York 10019, Attention:
Chairman, with copies to: Myron Olesnyckyj, Esq., TMP Worldwide Inc., 1633 Broadway, New York, New York 10019, Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, Attention: Gregg Berman, Esq.; and Umbricht Rechtsanwalte, Bahnhofstrasse 22, CH-8022, Zurich, Switzerland, Attention: Dr. Robert P. Umbricht;

or such other addresses as shall be furnished by like notice by such party. All such notices and communications shall, when telexed (provided the correct answerback has been received) or telefaxed (immediately thereafter confirmed by telephone) or telegraphed, be effective when telexed, telefaxed or delivered to the telegraph company, respectively, or if sent by nationally recognized overnight courier service, be effective one Business Day after the same has been delivered to such courier service marked for overnight delivery, or, if mailed, be effective when received.

     SECTION 11.07. APPLICABLE LAW. Except for Section 2.03, which shall be governed by Swiss law, this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to or application of any conflicts of laws principles.

     SECTION 11.08. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 11.09. HEADINGS. The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                              TMP WORLDWIDE INC.


                              By: /s/ Myron Olesnyckyj
                                 --------------------------------

                              TASA HOLDING AG


                              By: /s/ Michael Squire
                                 --------------------------------



                              SHAREHOLDERS:

                              /s/ Pierre Aussure
                              -----------------------------------
                              Pierre Aussure

                              /s/ Gerhard Bartels
                              -----------------------------------
                              Dr. Gerhard Bartels

                              /s/ David K. Bray
                              -----------------------------------
                              David K. Bray, Individually on his own behalf and as a Trustee of a pension trust

                              /s/ Charles M. Brusselmans
                              -----------------------------------
                              Charles M. Brusselmans

                              /s/ Neil C. Callie
                              -----------------------------------
                              Neil C. Callie

                              /s/ Trevor M. Clark
                              -----------------------------------
                              Trevor M. Clark, Individually on his own behalf and as Trustee of a pension trust

                              /s/ Jo Carol Conover
                              -----------------------------------
                              Jo Carol Conover

                              /s/ Manuel G. Cortines
                              -----------------------------------
                              Manuel G. Cortines

                              /s/ Edgar S. K. Dammrof
                              -----------------------------------
                              Dr. Edgar S. K. Dammrof

                              /s/ Victor C. Dana
                              -----------------------------------
                              Victor C. Dana

                              /s/ Fiona M. H. Darby
                              -----------------------------------
                              Fiona M. H. Darby, Individually on her own behalf and as Trustee of a pension trust

                              /s/ Herman DeKessel
                              -----------------------------------
                              Herman DeKessel

                              /s/ James P. Demchak
                              -----------------------------------
                              James P. Demchak

                              /s/ Trevor M. Dunn
                              -----------------------------------
                              Trevor M. Dunn

                              /s/ Luis Escudero Ygartua
                              -----------------------------------
                              Luis Escudero Ygartua

                              /s/ Joaquim Espriu Malagelada
                              -----------------------------------
                              Joaquim Espriu Malagelada

                              /s/ Juan Manuel Farias Guitierrez
                              -----------------------------------
                              Juan Manuel Farias Guitierrez

                              /s/ Patrick J. M. Fearon
                              -----------------------------------
                              Patrick J. M. Fearon, Individually on his own behalf and as Trustee of a pension trust

                              /s/ Richard L. Fleming
                              -----------------------------------
                              Richard L. Fleming

                              /s/ Michael Franzino
                              -----------------------------------
                              Michael Franzino

                              /s/ Vito Gioia
                              -----------------------------------
                              Vito Gioia

                              /s/ Duane R. Goar
                              -----------------------------------
                              Duane R. Goar

                              /s/ Frans J. Gosses
                              -----------------------------------
                              Frans J. Gosses

                              /s/ Christian A. F. Groh
                              -----------------------------------
                              Christian A. F. Groh

                              /s/ Neil R. Hatherly
                              -----------------------------------
                              Neil R. Hatherly, Individually on his own behalf and as Trustee of a pension trust

                              /s/ Russel J. Ingersoll
                              -----------------------------------
                              Russel J. Ingersoll, Individually on his own
                              behalf and as Trustee of a pension trust

                              /s/ Klaus Jacobs
                              -----------------------------------
                              Klaus Jacobs

                              /s/ Thomas R. Keller
                              -----------------------------------
                              Thomas R. Keller

                              /s/ Dag E. Kremer-Nehring
                              -----------------------------------
                              Dag E. Kremer-Nehring

                              /s/ Michel LeGuillou
                              -----------------------------------
                              Michel LeGuillou

                              /s/ Claudia K. Liebesny
                              -----------------------------------
                              Claudia K. Liebesny

                              /s/ David W. H. Lowry
                              -----------------------------------
                              David W. H. Lowry

                              /s/ Peter Magnet
                              -----------------------------------
                              Peter Magnet

                              /s/ Bernhard Mahlo
                              -----------------------------------
                              Bernhard Mahlo

                              /s/ Warren L. McGregor
                              -----------------------------------
                              Warren L. McGregor

                              /s/ John McLaughlin
                              -----------------------------------
                              John McLaughlin

                              /s/ Massimo Misticoni
                              -----------------------------------
                              Massimo Misticoni

                              /s/ Maria Elena Quijada Cordero
                              -----------------------------------
                              Maria Elena Quijada Cordero

                              /s/ Gregor A. Ramsey
                              -----------------------------------
                              Gregor A. Ramsey, Individually on his own behalf and as Trustee of a pension trust

                              /s/ R. Fritz Rijke
                              -----------------------------------
                              R. Fritz Rijke

                              /s/ Herbert Schmaderer
                              -----------------------------------
                              Herbert Schmaderer

                              /s/ Andrew R. F. Simpson
                              -----------------------------------
                              Andrew R. F. Simpson, Individually and as Trustee

                              /s/ Michael T. D. Squires
                              -----------------------------------
                              Michael T. D. Squires

                              /s/ John B. Strickland
                              -----------------------------------
                              John B. Strickland

                              /s/ Hans Uher
                              -----------------------------------
                              Hans Uher

                              /s/ Alan R. Van Es
                              -----------------------------------
                              Alan R. Van Es, Individually on his own behalf and as Trustee of a pension trust

                              /s/ Victoriano Vila Vilar
                              -----------------------------------
                              Victoriano Vila Vilar

                              /s/ Robert B. Whaley
                              -----------------------------------
                              Robert B. Whaley

                              /s/ Jeffrey C. Wierichs
                              -----------------------------------
                              Jeffrey C. Wierichs

                              /s/ Gabriele Wilner-Lange
                              -----------------------------------
                              Dr. Gabriele Wilner-Lange

                              /s/ Andrea M. Wine
                              -----------------------------------
                              Andrea M. Wine

                              /s/ Herbert J. Wise
                              -----------------------------------
                              Herbert J. Wise

                              /s/ Heinz H. Witt
                              -----------------------------------
                              Heinz H. Witt

                                                                 Exhibit 1.03(b)

                              DECLARATION OF ASSIGNMENT
                              -------------------------

     With effect as of Closing under the Agreement to be dated and entered into as of August 31, 1998, by and among TMP Worldwide Inc., TASA Holding AG, myself and the other Shareholders, as set out on Schedule A to the Agreement and under the confition precedent that the Closing under the Agreement will take place by September 30, 1998, I ___________________________________, with an address at

                    (Print Name)
______________________________________________________________________________
               (Print Address and Domicile)

hereby assign _______________ registered shares, Nos. ___________________ of
TASA
             (No. of shares)                 (Share Certificates)

Holding AG, Zug, Switzerland, with a par value of CHF 100.00, together with all preferential and ancillary rights, to TMP Worldwide Inc., a Delaware corporation, in accordance with Section 1.03(c) of the Agreement and Article 165 of the Swiss Code of Obligations.

     This Assignment shall be governed by, and construed and interpreted in accordance with, the substantive laws of Switzerland.

----------------------------------------
(Place of Execution)

Date:  August ____, 1998                -------------------------------
                                        (Signature)


                                        -------------------------------
                                        (Print Name)

                                                                 Exhibit 2.28(l)


                         CERTIFICATE AS TO INVESTOR STATUS
                         ---------------------------------

     Pursuant Section 2.28(l) of the Agreement, dated as of August 31, 1998 by and among TMP Worldwide Inc., TASA Holding AG and the Shareholders of TASA Holding AG named therein (the "Agreement"), the undersigned hereby certifies that it is either:

     (PLEASE CHECK ONE)

          / /  an Accredited Investor, or a non-U.S. person;

               OR

          / /  a U.S. person and not an Accredited Investor.

     Capitalized terms used in this certificate are defined in the Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 31st day of August, 1998.


                                        By:
                                           --------------------------------

                                        Name:
                                             ------------------------------
                                             (Please Print)

                                                                 EXHIBIT 7.03(h)


                                  TMP WORLDWIDE INC.
                                OFFICER'S CERTIFICATE

          Pursuant to section 7.03(h) of the Agreement, dated as of August 31, 1998, by and among TMP Worldwide Inc. ("TMP"), TASA Holding AG ("TASA") and the shareholders of TASA named therein (the "Shareholders") (the "Agreement"), it is a condition to the obligations of TASA and the Shareholders under the Agreement that TMP deliver this certificate to TASA. In connection therewith, the undersigned officer of TMP hereby certifies on behalf of TMP to the best of his knowledge and belief:

     1.   TMP has no current plan or intention to:

          (1)  liquidate TASA;

          (2)  merge TASA into another entity;

          (3) cause TASA to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of its business; or

          (4) sell or otherwise dispose of any of the TASA stock acquired by TMP pursuant to the Agreement, except for transfers described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code") or permitted under Section 1.368-1(d) of the Income Tax Regulations.

     2. TMP has no current plan or intention to cause TASA to issue additional shares that would result in TMP losing control of TASA within the meaning of
Section 368(c) of the Code.

     3. TMP has no current plan or intention to reacquire any of the TMP Common Stock (as defined in the Agreement) issued to the Shareholders pursuant to the Agreement. To the best of the knowledge of the undersigned, no person related to TMP (within the meaning of Section 1.368-1(e)(3) of the Income Tax Regulations) and no person acting as an intermediary for or on behalf of TMP or such a related person has a plan or intention to acquire any of the TMP Common Stock issued pursuant to the Agreement.

     4. Following the acquisition of the TASA common stock, TMP (including the members of TMP's qualified group (as defined in section 1.368-1(d)(4)(ii) of the Income Tax Regulations) in the aggregate will continue the historic business of TASA or use a significant portion of TASA's historic business assets in a business.

     5. TMP does not own, directly or indirectly, nor has it owned during the last five years, directly or indirectly, any stock of TASA.

     6.   TMP will acquire the TASA shares solely for voting stock of TMP.

     7. TMP is not an investment company within the meaning of Section 368(a)(2)(F) of the Code.

     8. The rate of the exchange of shares of TASA common stock for TMP Common Stock has been negotiated through arm's length bargaining. Following the Closing, the compensation paid to the Shareholders will be for services actually rendered and not allocable to their shares of TASA common stock.

     9. There is no intercorporate indebtedness existing between TMP and TASA. To the best of the knowledge of the undersigned, there exists no indebtedness between TASA and any person related to TMP (within the meaning of Section 1.368-1(e)(3) of the Income Tax Regulations).

     10. The payment of cash in lieu of fractional shares of stock of TASA is not separately bargained for consideration and is being made by TMP for the sole purpose of saving TMP the expense and inconvenience of issuing fractional shares.

          IN WITNESS WHEREOF, I have, on behalf of TMP, signed this Certificate as of August __, 1998.


                              TMP WORLDWIDE INC.


                              By:
                                 ---------------------------
                                 Name:
                                 Title: